                                                                     EXHIBIT 2.1



       _________________________________________________________________





                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                            APPLIED POWER INC. AND
                       WRIGHT LINE INC., ON THE ONE HAND

                                      AND

             EVEREST ELECTRONIC EQUIPMENT, INC., WALLACE H. TWEDT, TERRY D. WELLS AND ROBERT L. WELLS, ON THE OTHER HAND


                                August 27, 1996





       _________________________________________________________________

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Accounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Accrued Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.4     Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.5     Affiliate Real Estate Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.6     Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.7     Annual Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.8     Assumed Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.9     Assumed Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.10    Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.11    Bill of Sale, Assignment and Assumption Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.12    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.13    Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.14    Buyer's Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.15    CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.16    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.17    Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.18    Closing Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.19    Closing Schedule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.20    Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.21    Disclosure Schedule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.22    Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.23    Employee Benefit Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.24    Employee Benefit Plan of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.25    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.26    Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.27    Environmental Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.28    Environmental Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.29    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.30    Environmental Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.31    Environmental Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.32    Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.33    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.34    Escrow Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.35    Escrow Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.36    Estimated Cash Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.37    Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.38    Final Cash Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.39    GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.40    Goodwill . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.41    Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.42    Guaranty Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.43    HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.44    Indemnified Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.45    Indemnifying Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.46    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5






                                        -i-
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
         1.47    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.48    Inventory Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.49    Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.50    Leased Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.51    Leasehold Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.52    Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.53    Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.54    Material Adverse Effect; Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.55    Material or Materially . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.56    Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.57    Net Current Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.58    Noncompetition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.59    Ordinary Course of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.60    Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.61    Post-Closing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.62    Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.63    Purchased Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.64    Product  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.65    Product Liability Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.66    Product Warranty Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.67    Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.68    Real Estate Lease (Anaheim Facility) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.69    Real Estate Lease (Garden Grove Facility)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.70    Real Estate Lease (Orange Facility)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.71    Recent Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.72    Seabrook Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.73    Seller's Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.74    Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.75    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.76    Third Party Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         1.77    Ultimate Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE II
PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III
ASSUMPTION OF LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV
PURCHASE PRICE; MANNER OF PAYMENT; PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.1     Amount; Allocation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.2     Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         4.3     Final Cash Purchase Price Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF SELLER AND SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.2     Authorization, Validity, Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.3     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15





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

         5.5     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.6     Good Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.7     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         5.8     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.10    Equipment; Location of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.11    Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.12    Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.13    Contracts and Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.14    Litigation and Other Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.15    Related Party Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.16    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.17    Employment Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.18    Licenses and Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.19    Product Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.20    Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.21    Compliance With Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.22    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.23    Personnel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.24    All Necessary Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.25    Accounts Payable and Accrued Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.26    Brokerage; Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.27    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.28    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.29    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.30    Customers and Suppliers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI
REPRESENTATIONS AND WARRANTIES
OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.2     Authorization, Validity, Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.3     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.5     Litigation and Other Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.6     Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII
COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.1     Full Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.2     Access to Books and Records following the Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.3     Covenant to Satisfy Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         7.4     Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.5     Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.6     Conduct of Business Pending the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.7     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.8     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.9     Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.10    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.11    Personnel Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         7.12    Unemployment Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35





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
         7.13    Product Warranty Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.14    Hart-Scott-Rodino Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         7.15    Consents and Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.16    Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.17    Offsite Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.18    Use of Seller's Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.19    Bulk Sales Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.20    Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.21    Sales and Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.22    Name Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.23    Post-Closing Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         7.24    Seabrook Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE VIII
CONDITIONS TO OBLIGATIONS OF
BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.1     Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.3     No Proceeding or Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.4     No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.5     Deliveries At or Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.6     Hart-Scott-Rodino Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.7     No Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         8.8     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         8.9     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE IX
CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.1     Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.2     Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.3     No Proceeding or Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.4     No Injunction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.5     Deliveries At or Prior to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         9.6     Hart-Scott-Rodino Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE X
SURVIVAL OF REPRESENTATIONS AND
WARRANTIES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.1    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.2    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.3    Indemnification Covenants of Seller and Shareholders . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.4    Indemnification Covenants of Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.5    Claims for Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE XI
TERMINATION; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.1    Right To Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         11.2    Rights on Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE XII

GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE XIII
MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.1    Amendment and Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.2    Waiver of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.3    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.4    Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         13.5    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         13.6    No Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         13.7    Governing Law; Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         13.8    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         13.9    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         13.10   Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         13.11   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         13.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         13.13   Shareholder Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                            ASSET PURCHASE AGREEMENT


         THIS AGREEMENT is made as of this 27th day of August, 1996, by and between WRIGHT LINE INC., a Massachusetts corporation ("Buyer"), APPLIED POWER INC., a Wisconsin corporation ("Guarantor"), EVEREST ELECTRONIC EQUIPMENT, INC., a California corporation ("Seller"), and WALLACE H. TWEDT ("Twedt"), TERRY D. WELLS ("Terry Wells") and ROBERT L. WELLS ("Robert Wells") (individually referred to herein as "Shareholder" and collectively referred to herein as "Shareholders").

                               R E C I T A L S :

         A.  Seller is engaged in the Business (as hereinafter defined); and

         B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets, property and business of Seller, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

         1.1 Accounts Payable. "Accounts Payable" means all trade accounts payable of Seller incurred in the Ordinary Course of Business.

         1.2 Accrued Expenses. "Accrued Expenses" means those accrued expenses of the Seller incurred in the Ordinary Course of Business and of the general type described on Exhibit 1.2 attached hereto, including without limitation accrued vacation pay, and accrued bonuses due Employees which are being accrued at the rate of $110,000 per month, in each case to the extent shown on the Closing Balance Sheet.

         1.3 Accounts Receivable. "Accounts Receivable" means all trade accounts receivable of Seller.

         1.4 Affiliate. "Affiliate," when such term is used with respect to another Person which is a legal entity, means (a) any

Person who directly or indirectly controls, is controlled by or is under common control with such other Person, (b) any Person who is a director or officer of, member in or trustee of, or who serves in a similar capacity with respect to, such other Person, or (c) any Person who directly or indirectly is the beneficial owner of 10% or more of any securities of such other Person. When the term "Affiliate" is used with respect to another Person who is an individual, it means (i) any family member of such Person, or (ii) any corporation, partnership, limited liability company, trust or other entity of which such other Person serves as an officer, director, general partner, manager, trustee or in a similar capacity. Control means the ownership of or right to vote more than fifty percent (50%) of the voting stock or other interests of an entity or the legal or contractual right to elect a majority of an entity's Board of Directors or other supervisory body.

         1.5 Affiliate Real Estate Leases. "Affiliate Real Estate Leases" means the Real Estate Lease (Anaheim Facility) and the Real Estate Lease (Garden Grove Facility).

         1.6 Ancillary Agreements. "Ancillary Agreements" means all of the agreements being executed and delivered pursuant to this Agreement.

         1.7 Annual Financial Statements. "Annual Financial Statements" means the unaudited balance sheet of Seller as of December 31 of each of the years 1995, 1994 and 1993, and the statement of income of Seller for the periods then ended, including the notes thereto, all attached hereto as Exhibit 1.7.

         1.8 Assumed Contracts. "Assumed Contracts" means all of Seller's rights and interests in and to (a) agreements between Seller and its customers, suppliers, dealers and distributors, including without limitation open purchase orders received by Seller from its customers, and open purchase orders issued by Seller to its suppliers, (b) the Real Estate Lease (Orange Facility), and
(c) those other agreements and commitments, if any, described on Exhibit 1.8 attached hereto.

         1.9 Assumed Indebtedness. "Assumed Indebtedness" means the Accounts Payable and the Accrued Expenses as of the Effective Time. In no event shall Assumed Indebtedness include that certain $250,000 bonus to be paid to Terry Wells at or following the Closing or any fees for attorneys, accountants or other professionals incurred in connection with the transactions contemplated by this Agreement.

         1.10 Assumed Liabilities. "Assumed Liabilities" means (a) the liabilities and obligations of Seller under the Assumed Contracts, but only to the extent such liabilities and obligations arise from and after the Effective Time and relate to the period following the

Effective Time, (b) the Assumed Indebtedness as of the Effective Time, and (c) Cobra Obligations (as defined in Section 7.11)

         1.11 Bill of Sale, Assignment and Assumption Agreement. "Bill of Sale, Assignment and Assumption Agreement" means the agreement in substantially the form of Exhibit 1.11 attached hereto.

         1.12 Books and Records. "Books and Records" means Seller's books, records, files and correspondence relating to the Business, including, without limitation, customer and supplier lists, prospective customer and supplier lists to the extent maintained by Seller, sales, promotional and advertising materials, warranty records, personnel records, payroll records and engineering records.

         1.13 Business. "Business" means Seller's business of designing, manufacturing, marketing, packaging and selling sheet metal, plastic casings and electronic casements and chassis of various shapes, sizes and forms used in the computer, health or telecommunication industries or otherwise and other products or services, and all activities relating or incidental thereto.

         1.14 Buyer's Legal Opinion. "Buyer's Legal Opinion" means a legal opinion of Buyer's counsel in substantially the form attached hereto as Exhibit 1.14.

         1.15 CERCLA. "CERCLA" has the meaning specified in Section 5.22(f) hereof.

         1.16 Closing. "Closing" means the closing of the transactions provided for in this Agreement, which shall take place on the Closing Date at the offices of Everest Electronic Equipment, Inc., 2100 East Orangewood, Anaheim, California, or such other place as the parties may agree upon.

         1.17 Closing Date. "Closing Date" the date on which the Closing occurs, which shall be as soon as reasonably practicable following the satisfaction of the conditions set forth in Sections 8.6 and 9.6, but in no event later than the Ultimate Closing Date.

         1.18 Closing Balance Sheet. "Closing Balance Sheet" has the meaning specified in Section 4.3(a).

         1.19 Closing Schedule. "Closing Schedule" has the meaning specified in Section 4.3(a).

         1.20 Code. "Code" means the Internal Revenue Code of 1986, as amended.

         1.21 Disclosure Schedule. "Disclosure Schedule" means the disclosure schedule dated the date of this Agreement which has been executed and delivered by Seller and Shareholders to Buyer contemporaneously with the execution and delivery of this Agreement, as the same may be amended from time to time after the date of this Agreement and prior to the Closing Date in accordance with the terms of this Agreement.

         1.22 Effective Time. "Effective Time" means the close of business on the day immediately preceding the Closing Date.

         1.23 Employee Benefit Plan. "Employee Benefit Plan" has the meaning specified in Section 5.16(a) hereof.

         1.24 Employee Benefit Plan of Seller. "Employee Benefit Plan of Seller" has the meaning specified in Section 5.16(a) hereof.

         1.25    Employees.  "Employees" means all of the employees of Seller.

         1.26 Employment Agreement. "Employment Agreement" means the employment agreement to be entered into between Buyer and Terry Wells in substantially the form of Exhibit 1.26 attached hereto.

         1.27 Environmental Claim. "Environmental Claim" has the meaning specified in Section 5.22(a)(i) hereof.

         1.28 Environmental Hazardous Materials. "Environmental Hazardous Materials" has the meaning specified in Section 5.22(a)(iii) hereof.

         1.29 Environmental Laws. "Environmental Laws" has the meaning specified in Section 5.22(a)(ii) hereof.

         1.30 Environmental Permits. "Environmental Permits" has the meaning specified in Section 5.22(a)(iv) hereof.

         1.31 Environmental Release. "Environmental Release" has the meaning specified in Section 5.22(a)(v) hereof.

         1.32 Equipment. "Equipment" means all of Seller's fixed assets, including, without limitation, machinery and equipment used in the design or manufacture of Seller's products, tools, dies, molds, patterns, supplies, furniture, office supplies, business machines, video security systems, vehicles, computer systems (including software), telephone systems, and all related spare, replacement and maintenance parts.

         1.33 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.34 Escrow Agent. "Escrow Agent" means Bank One Wisconsin Trust Company, N.A.

         1.35 Escrow Agreement. "Escrow Agreement" means the agreement in the form attached hereto as Exhibit 1.35.

         1.36 Estimated Cash Purchase Price. "Estimated Cash Purchase Price" means $51,700,000.00.

         1.37 Excluded Assets. "Excluded Assets" means (a) cash, (b) all of Seller's rights and interests in and to all agreements between Seller and third parties, other than those constituting the Assumed Contracts, (c) any insurance policies and prepaid premiums relating thereto, any prepaid expenses or deposits paid by Seller under agreements which are not Assumed Contracts, (d) any rights under Licenses and Permits which are not transferable to Buyer, (e) Seller's corporate minute book, stock record books and corporate seal, and tax returns and tax reports, and (f) tax refunds due Seller for periods prior to the Effective Date.

         1.38 Final Cash Purchase Price. "Final Cash Purchase Price" means $51,700,000.00, plus or minus any adjustment pursuant to Section 4.3(c).

         1.39 GAAP. "GAAP" means generally accepted accounting principles in the United States, consistently applied.

         1.40 Goodwill. "Goodwill" means the goodwill and going concern value of the Business.

         1.41 Guarantor. "Guarantor" means Applied Power Inc., a Wisconsin corporation.

         1.42 Guaranty Agreement. "Guaranty Agreement" shall mean that guaranty agreement executed by Guarantor, in the form attached hereto as
Exhibit 1.42.

         1.43 HSR Act. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.44 Indemnified Party. "Indemnified Party" has the meaning specified in Section 10.1 hereof.

         1.45 Indemnifying Party. "Indemnifying Party" has the meaning specified in Section 10.1 hereof.

         1.46 Intellectual Property. "Intellectual Property" means all of the federal, state and foreign intellectual property rights owned by Seller, used in the Business or relating to the Purchased Assets, including without limitation all patents, and any divisions, continuations, continuations-in-part, extensions, reexaminations or reissues of patents, pending patent applications, trademarks (whether or not registered), trademark registrations, pending trademark registration applications, copyrights (whether or not registered), copyright registrations and applications for registrations of copyrights, service marks, brand names and trade names (including the trade name Everest), inventions, trade secrets, discoveries, technical assistance, formulas, drawings, designs, blueprints, specifications and other proprietary know-how (whether or not patentable), including all licenses relating to any of the foregoing, together with the goodwill associated with any of the foregoing, and the right to sue for past or future infringement thereof.

         1.47 Inventory. "Inventory" means all inventory used in the Business, including without limitation all raw materials, packaging materials, work in process and finished goods.

         1.48 Inventory Report. "Inventory Report" has the meaning specified in Section 4.3(c).

         1.49 Law. "Law" means any domestic (federal, state or local) or foreign statute, ordinance, rule, regulation, order, judgment or decree.

         1.50 Leased Real Estate. "Leased Real Estate" means the land and improvements to be leased by Buyer pursuant to the Real Estate Lease (Anaheim Facility), Real Estate Lease (Garden Grove Facility) and Real Estate Lease (Orange Facility).

         1.51 Leasehold Improvements. "Leasehold Improvements" means all improvements to real estate made by Seller.

         1.52 Licenses and Permits. "Licenses and Permits" means all licenses, permits, approvals and certifications issued to Seller by any governmental Person or certification organization.

         1.53 Lien. "Lien" means, with respect to any asset, (a) any mortgage, pledge, lien, charge, claim, restriction, condition, easement, covenant, lease, encroachment, title defect, imposition, security interest or encumbrance of any kind, excluding liens for taxes not due and payable, and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

         1.54 Material Adverse Effect; Material Adverse Change. "Material Adverse Effect" or "Material Adverse Change" means any effect or change, respectively, which is, or which is reasonably likely to be, Materially adverse to the Business, or Seller's operations, properties (including intangible properties), condition (financial or otherwise), liabilities (whether or not contingent).

         1.55 Material or Materially. "Material" or Materially" as applied to any fact, matter or circumstance means one having an impact of at least $15,000.

         1.56    Name.  "Name" means the name "Everest Electronic Equipment,
Inc."

         1.57 Net Current Assets. "Net Current Assets" has the meaning specified in Section 4.3(b).

         1.58 Noncompetition Agreements. "Noncompetition Agreements" means the agreements to be entered in substantially the form of Exhibit 1.58-1, 1.58-2 and 1.58-3, attached hereto, one between Buyer and Wallace H. Twedt, one between Buyer and Terry Wells and one between Buyer and Robert Wells.

         1.59 Ordinary Course of Business. "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice, including with respect to quantity, amount and frequency, as adjusted for seasonal fluctuation relative to the Business and the industry in which it operates.

         1.60 Person. "Person" means a natural person, corporation, trust, partnership, limited liability company, limited liability partnership, governmental entity, authority or other regulatory or administrative agency or commission, including agency, branch or department thereof, or any other legal entity.

         1.61 Post-Closing Documents. "Post-Closing Documents" shall mean the Closing Balance Sheet, Closing Schedule and Inventory Report.

         1.62 Purchase Price. "Purchase Price" means the Final Cash Purchase Price plus the Assumed Indebtedness.

         1.63 Purchased Assets. "Purchased Assets" means all of the following assets and rights of Seller existing as of the Effective Time, expressly excluding the Excluded Assets:

         (a)     all prepaid expenses and deposits;

         (b)     the Accounts Receivable and employee advances;

         (c)     the Equipment;

         (d)     the Intellectual Property;

         (e)     the Inventory;

         (f)     the Name;

         (g)     the Supplies;

         (h)     all of Seller's rights and interests in and to the Assumed
Contracts;

         (i) all of Seller's rights and interests in and to the Licenses and Permits, to the extent transferable to Buyer;

         (j)     the Books and Records;

         (k)     the Goodwill;

         (l)     the Leasehold Improvements; and

         (m)     all other assets and rights of Seller.

         1.64 Product. "Product" means any product (including parts and components) currently or previously manufactured, assembled or sold by Seller.

         1.65 Product Liability Claim. "Product Liability Claim" means any claim (whether such claim is based on a tort theory or other theory) alleging that bodily injury, property damage or both has been caused by, or has otherwise arisen out of or is incidental to, any defect in or other act or omission with respect to a Product manufactured, assembled or sold by Seller prior to the Effective Time, including, without limitation, failure to warn of hazards associated with a Product.

         1.66 Product Warranty Claim. "Product Warranty Claim" means any claim for the return, repair or replacement of a Product manufactured or sold by Seller prior to the Effective Time.

         1.67 Real Estate. "Real Estate" means the Leased Real Estate and the Leasehold Improvements.

         1.68 Real Estate Lease (Anaheim Facility). "Real Estate Lease (Anaheim Facility)" means the lease agreement to be entered between Buyer on the one hand and the Robert Wells Family Partnership, a California Limited Partnership, and the Twedt Family Partnership, a California Limited Partnership, each as to an undivided one-half interest as tenants in common, on the other hand, in the form of Exhibit 1.68 attached hereto.

         1.69 Real Estate Lease (Garden Grove Facility). "Real Estate Lease (Garden Grove Facility)" means the lease agreement to be entered between Buyer and WT, LLC, a California limited liability company, in the form of Exhibit
1.69 attached hereto.

         1.70 Real Estate Lease (Orange Facility). "Real Estate Lease (Orange Facility)" means the lease agreement between Seller and Willard P. and Jeanenne Wong, a copy of which is attached as Exhibit 1.70 hereto.

         1.71 Recent Financial Statements. "Recent Financial Statements" means the unaudited balance sheet of Seller as of

June 30, 1996 (the "Recent Balance Sheet"), and the statement of income of Seller for the six (6) months then ended, including the notes thereto, if any, attached as Exhibit 1.71.

         1.72 Seabrook Facility. "Seabrook Facility" means the facility located in Seabrook, New Hampshire which is leased by Seller from John V. Craven and Richard C. Boswell.

         1.73 Seller's Legal Opinion. "Seller's Legal Opinion" means a legal opinion of Seller's counsel in substantially the form attached hereto as
Exhibit 1.73.

         1.74 Supplies. "Supplies" means all office and production supplies of Seller used in the Business.

         1.75 Taxes. "Taxes" means all federal, state, local and foreign income, gross receipts, capital stock, franchise withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other taxes, including any interest, penalty or addition thereto.

         1.76 Third Party Claim. "Third Party Claim" has the meaning specified in Section 10.5(b) hereof.

         1.77 Ultimate Closing Date. "Ultimate Closing Date" means the latest to occur of (a) the second business day following the satisfaction of the conditions set forth in Sections 8.6 and 9.6, (b) the thirty-fifth (35th) day following the date of this Agreement or (c) the Applicable Date (as hereafter defined). If by the later to occur of (a) the second business day following the satisfaction of the conditions set forth in Sections 8.6 and 9.6 or (b) the thirty-fifth (35th) day following the date of this Agreement, Buyer has been unable to locate, lease and take possession of a facility to serve as a replacement for the Seabrook Facility so as to enable Buyer to commence removal of the Purchased Assets from the Seabrook Facility as contemplated by
Section 7.24, then Buyer and Seller shall negotiate in good faith towards the preparation and execution of a supply agreement pursuant to which Seller shall produce products at the Seabrook Facility of the type produced there as of the date of this Agreement and supply such products to Buyer on terms and conditions to be agreed upon. The term of such supply agreement shall not extend beyond one hundred twenty (120) days following the date hereof or, if earlier, such time as Buyer is in a position to commence removal of the Purchased Assets from the Seabrook Facility as contemplated by Section 7.24. If Buyer and Seller are unable to negotiate the terms of such supply agreement by the end of the thirty-fifth (35th) day following the date of this Agreement (or such later date as the parties hereafter agree upon in writing), then the Ultimate Closing Date shall automatically be extended to a date (the "Applicable

Date") which is the earlier of the sixty-fifth (65th) day following the date of this Agreement or such time as Buyer is in a position to commence removal of the Purchased Assets from the Seabrook Facility as contemplated by Section 7.24.


                                   ARTICLE II
                               PURCHASE AND SALE

         At the Closing, upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, all of the Purchased Assets, free and clear of all Liens.


                                  ARTICLE III
                           ASSUMPTION OF LIABILITIES

         At the Closing, upon the terms and subject to the conditions contained herein, Buyer will assume and agree to fully pay, timely perform and timely discharge the Assumed Liabilities. Except for the Assumed Liabilities, Buyer will assume no past, present or future obligations or liabilities of Seller, including, without limitation, (a) liabilities or obligations to Employees relating to services performed prior to the Effective Time, including, without limitation, liabilities or obligations under any Employee Benefit Plan of Seller, (b) any obligations for Taxes, (c) any Product Liability Claim, or (d) any Product Warranty Claim. Buyer will pay all Accounts Payable (and Accrued Expenses to the extent due) within thirty (30) days following the Closing, except for those amounts which Buyer is disputing or contesting in good faith.

                                   ARTICLE IV
                  PURCHASE PRICE; MANNER OF PAYMENT; PROCEDURE

         4.1 Amount; Allocation. As consideration for the Purchased Assets, Buyer will assume the Assumed Liabilities as provided in Article III at the Closing, and will pay to Seller an amount equal to the Final Cash Purchase Price in the manner set forth in Section 4.2. The Purchase Price shall be allocated among the Purchased Assets in accordance with Exhibit 4.1 attached hereto.

         4.2     Payments.

         (a) At the Closing, Buyer shall pay the Estimated Cash Purchase Price in cash as follows:

                 (i) $51,700,000.00 less the amount to be deposited in escrow pursuant to Section 4.2(a)(ii) shall be paid to Seller; and

                 (ii) $2,000,000 shall be delivered to the Escrow Agent under the Escrow Agreement.

         (b) Within five (5) business days after the Final Cash Purchase Price is finally agreed upon or determined pursuant to Section 4.3:

                 (i) If the Final Cash Purchase Price exceeds the Estimated Cash Purchase Price, such excess shall be paid by Buyer to Seller in cash; or

                 (ii) If the Estimated Cash Purchase Price exceeds the Final Cash Purchase Price, such excess shall be paid by Seller to Buyer in cash.

         (c) All payments pursuant to this Article IV shall be made by wire transfer of immediately available funds to an account designated by the recipient.

         4.3     Final Cash Purchase Price Determination.

         (a) Within five (5) business days following the Closing Date, Buyer at its expense shall conduct a physical count of the Inventory as of the Effective Time using appropriate cut-off procedures. Seller and its accountants shall be permitted at their expense to observe the taking of such physical count. Following the completion of such physical count, and in any event within fifteen (15) business days following the Closing, Buyer shall prepare and deliver to Seller an inventory report incorporating the results of such physical count and setting forth the quantities of the items of Inventory by category, the extended amount for each category of such items and the total value thereof. The amounts of the Inventory reflected on the inventory report shall be determined in accordance with GAAP, using the lower of cost (first-in, first-out method) or market basis, and to the extent consistent with GAAP, in accordance with Seller's past accounting practices for Inventory as reflected in the December 31, 1995 balance sheet included in the Annual Financial Statements. The inventory report as finally agreed upon or determined in accordance with Section 4.3(b) is referred to as the "Inventory Report."

         (b) Within fifteen (15) business days following the Closing, Buyer at its expense shall prepare a balance sheet of Seller and a schedule of Net Current Assets, both as of the Effective Time. Such balance sheet and schedule as finally agreed upon or determined as provided in this Section 4.3(b) are referred to herein as the "Closing Balance Sheet" and "Closing Schedule," respectively. The Closing Balance Sheet shall be prepared in accordance with GAAP, and to the extent consistent with GAAP in accordance with Seller's past accounting practices used in preparing its December 31 balance sheet included in the Annual

Financial Statements. "Net Current Assets" means, as of the Effective Time, the amount of (i) Seller's Accounts Receivable, Inventory (as shown on the Inventory Report), prepaid expenses relating to the Assumed Contracts and employee advances, minus (ii) the amount of the Assumed Indebtedness, in each case as shown on the Closing Balance Sheet. The Post-Closing Documents shall be delivered to Seller within fifteen (15) days following the Closing.

         Seller at its expense may review and examine the Post-Closing Documents. Seller shall have complete access to the workpapers used by Buyer in preparing the Post-Closing Documents. Seller shall have the right to object, by written notice to Buyer, to the Post-Closing Documents to the extent relevant in calculating the Net Current Assets; provided, however, that if Seller does not give Buyer such notice of objection by the end of the tenth business day following Seller's receipt from Buyer of the Post-Closing Documents, Seller shall be deemed to have accepted Buyer's calculation of the Net Current Assets shown on the Closing Schedule and such calculation shall be final and conclusive. If within twenty (20) business days following receipt by Buyer of Seller's notice of objection, Seller and Buyer are unable to resolve any disagreements regarding the determination of the Post-Closing Documents to the extent relevant in calculating the Net Current Assets, all such disagreements at the written request of Seller or Buyer shall be referred for resolution to the independent certified public accounting firm of Arther Andersen LLP (at its largest office in Orange County). In such event, each party shall submit a written determination of the Net Current Assets to such accounting firm and such accounting firm shall within forty-five (45) days of referral to it of the disagreements, deliver to Seller and Buyer a written report in which it shall set forth its determination of the Net Current Assets and its determination shall be conclusive and binding on the parties hereto. Buyer and Seller shall cooperate fully with such accounting firm in connection with such determination hereunder and shall provide it with full access to their respective books, records, employees and facilities to the extent relevant to such resolution. The costs and expenses of retaining such accounting firm shall be borne by the party whose written determination of Net Current Assets is the larger cumulative variance from the determination of the Net Current Assets made by such accounting firm.

         (c)  The Final Cash Purchase Price will be equal to the following:

                 (i) If Net Current Assets as finally agreed upon or determined pursuant to Section 4.3(b) is at least $4,700,000.00 but not more than $5,700,000.00, the Final Cash Purchase Price shall be equal to the Estimated Cash Purchase Price;

                 (ii) If Net Current Assets as finally agreed upon or determined pursuant to Section 4.3(b) exceeds $5,700,000.00, the Final Cash Purchase Price shall be equal to the Estimated Cash Purchase Price plus the amount of such excess; and

                 (iii) If $4,700,000.00 exceeds Net Current Assets as finally agreed upon or determined pursuant to Section 4.3(b), the Final Cash Purchase Price shall be equal to the Estimated Cash Purchase Price minus the amount of such excess.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND SHAREHOLDERS

         Seller and Shareholders hereby jointly and severally make all of the following representations and warranties to Buyer as of the date hereof and as of the Closing, except to the extent otherwise disclosed on the Disclosure Schedule; provided, however, that Buyer's remedy for inaccuracies or breaches of the representations and warranties set forth in this Article V is subject to the limitations set forth in Article X.

         Terms used in the Disclosure Schedule and not otherwise defined therein have the same meanings as set forth in this Agreement.

         From time to time prior to the Closing, Seller will promptly supplement or amend the Disclosure Schedule by written notice to Buyer with respect to any matter arising after the date of this Agreement which, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule so as to make the representations and warranties in this Article V accurate. Any such supplement or amendment which is promptly made with respect to a matter arising after the date of this Agreement shall be deemed to modify the representations and warranties to which such disclosure pertains, and such representations and warranties shall not be considered breached by virtue of such matter which is subsequently disclosed.

         For purposes of this Article V, references to the "knowledge of Seller" means those facts and matters which are known or which reasonably should be known by the management of Seller or any Shareholder through the exercise of due diligence.

         5.1     Organization.

         (a) Seller is a corporation validly existing and in good standing under the Laws of the State of California. Seller has all requisite corporate power and corporate authority to carry on the

Business as it is now being conducted and to own and lease the properties and assets of the Business it now owns and leases.

         (b) Seller is duly qualified to do business as a foreign corporation in each of the states listed in the Disclosure Schedule.

         (c) Seller is duly qualified to do business as a foreign corporation in each state in which the failure to be so qualified would have a Material Adverse Effect on the Business or any of the Purchased Assets.

         5.2     Authorization, Validity, Enforceability.

         (a) Seller has all requisite corporate power and corporate authority to enter into this Agreement and any Ancillary Agreement to which it is or will be a party and to carry out the transactions contemplated hereby and thereby.


         (b) Seller's Board of Directors and its shareholders have duly authorized its execution and delivery of this Agreement and any Ancillary Agreement to which it is a party and the Seller's consummation of the transactions contemplated hereby and thereby, and no other corporate action by Seller is required by Law, its charter documents or otherwise to authorize the execution and delivery by Seller of this Agreement and any Ancillary Agreement to which it is a party, or the consummation by it of the transactions contemplated hereby or thereby.

         (c) This Agreement is a valid and binding agreement of Seller and Shareholders enforceable against Seller and Shareholders in accordance with its terms, and each Ancillary Agreement to be executed by the Shareholders and/or Seller will be the valid and binding agreement of such party or parties enforceable against such party or parties in accordance with their terms, except that:

                 (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally, and

                 (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.3 Compliance. To the knowledge of Seller, neither the execution or delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby or thereby, will result in any violation of or be in conflict with, or constitute a default under, any provision of its charter documents or any Material Assumed Contract, any Law or give any third party any right to terminate or cancel any Material Assumed Contract.

         5.4     Consents and Approvals.  To the knowledge of Seller:

         (a) Except for the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental Person, whether federal, state or local, is required of Seller in connection with the execution or delivery by Seller of this Agreement, any Ancillary Agreement to which it is a party, or the consummation by Seller of any of the transactions contemplated hereby or thereby.

         (b) No consent of any Person is required in connection with the execution or delivery by Seller of this Agreement, any Ancillary Agreement to which it is a party, or the consummation by Seller of any of the transactions contemplated hereby or thereby, including, without limitation, consents from any party to the assignment of any Material Assumed Contract.

         5.5     Financial Statements.  Except as disclosed in the Disclosure
Schedule:

         (a) The Annual Financial Statements have been prepared in accordance with GAAP, and fairly present the financial position of Seller as of December 31, 1995 and the results of its operations for the year then ended.

         (b) The Recent Financial Statements have been prepared from the books and records of Seller in accordance with the accounting principles used in the preparation of the Annual Financial Statements, except for normal, recurring year-end adjustments which are not Material in the aggregate. Except for normal, recurring year-end audit adjustments which are not Material in the aggregate, the Recent Financial Statements fairly present the financial position of Seller as of June 30, 1996 and the results of its operations for the six (6) months then ended.

         (c) The books, records and accounts of Seller accurately and fairly reflect in all Material respects the activities and transactions of Seller. The balance sheet of Seller comprising part of the Annual or Recent Financial Statements does not include any assets owned by any Affiliate of Seller or any other Person.

         5.6 Good Title. The Purchased Assets are owned by Seller, free and clear of all Liens.

         5.7 Bank Accounts. The Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which Seller maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefor, a description of any compensating balance arrangements, and the names of all individuals authorized to draw thereon, make withdrawals therefrom or otherwise have access thereto.

         5.8     Accounts Receivable.  To the knowledge of Seller:

                 (a) except as set forth in the Disclosure Schedule, all Accounts Receivable as of the date hereof represent valid claims for bona-fide, arms-length sales of goods or services made by Seller in the Ordinary Course of Business and none of such Accounts Receivable is subject to any set-off or counterclaim or is in dispute;

                 (b) all Accounts Receivable, employee advances and returnable deposits as of the Closing will be current and collectible in the Ordinary Course of Business using normal collection practices at the aggregate recorded amounts thereof, net of any reserve for uncollectible accounts;

                 (c) Seller has delivered to Buyer an accounts receivable aging schedule as of the date of the Recent Balance Sheet, and such schedule as of such date is true, correct and complete; and

                 (d) except as set forth in the Disclosure Schedule, no Account Receivable has been outstanding for more than 90 days as of the date of this Agreement (or such date identified in the Disclosure Schedule which is not earlier than June 30, 1996), except items in dispute as identified in the Disclosure Schedule.

         5.9 Inventory. The Inventory of Seller (a) is accounted for on a lower of cost (using the first-in, first- out method) or market basis in accordance with GAAP, and (b) does not include any Material amount (either in quantity or value) of items which are obsolete or of a quantity or quality not usable or salable in the Ordinary Course of Business. The quantities and types of inventories (whether raw materials, work-in-process or finished goods) are reasonable and warranted in the present circumstances of the Business. The Disclosure Schedule sets forth the amount of any Inventory of Seller which has been purchased back from a customer together with the amount of any rework cost in connection therewith.

         5.10 Equipment; Location of Assets. Seller has delivered to Buyer a true, correct and complete list of all items of Equipment owned by Seller (or leased by Seller and capitalized on Seller's books) reflected on the Recent Balance Sheet, showing the original cost and accumulated depreciation thereof, date acquired, and indicating whether owned or leased. Except as set forth in the Disclosure Schedule, each of the assets comprising the Equipment, and any tangible personal property leased by Seller, is in good working condition, normal wear and tear excepted, free from known defects, there are no repairs which are currently required with respect to any of such assets other than routine maintenance and there are no planned or required modifications to any such assets, except for repairs or defects which are not Material in the aggregate. All of the tangible Purchased Assets (excluding Inventory in transit and motor vehicles, if any) are located at the Leased Real Estate.

         5.11    Real Estate.

         (a) The Disclosure Schedule sets forth a complete legal description of the Leased Real Estate, together with a summary description of the buildings, structures and other improvements thereon including the Leasehold Improvements and the zoning classification of each parcel. Except as set forth in the Disclosure Schedule, and subject to the terms of the Real Estate Leases, Seller has good title to the Leasehold Improvements free and clear of all Liens, defects in title and other burdens and restrictions. Except as set forth in the Disclosure Schedule, the respective lessors in the case of the Affiliate Real Estate Leases, and to the knowledge of Seller the lessor of the Real Estate Lease (Orange Facility), have good title to the Real Estate leased to Seller, free and clear of all Liens, defects in title and other burdens and restrictions.

         (b) Neither the whole nor any portion of the Leased Real Estate which is the subject of the Affiliate Real Estate Leases, and to Seller's knowledge neither the whole nor any portion of the Leased Real Estate which is the subject of the Real Estate Lease (Orange), has been condemned, requisitioned or otherwise taken by any public authority. No written notice of such condemnation, requisition or taking has been served upon Seller, any lessor of the Leased Real Estate which is the subject of the Affiliate Real Estate Leases, or to Seller's knowledge the lessor of the Leased Real Estate which is the subject of the Real Estate Lease (Orange Facility), and to Seller's knowledge no such condemnation, requisition or taking is threatened or contemplated.

         (c) None of the Real Estate which is the subject of the Affiliate Real Estate Leases, and to the knowledge of Seller none of the Real Estate which is the subject of the Real Estate Lease (Orange Facility), is located in a flood plain, wetlands or lakeshore erosion area within the meaning of any Law, except that the Seller is aware that the Anaheim Facility may be in a one hundred (100) year flood plain; provided, however, that in the event there is any damage or destruction to the Anaheim Facility, Seller is permitted under existing Law to repair, rebuild or replace the Anaheim Facility.

         (d) Seller has not received notice that any public improvements have been commenced and to Seller's knowledge none is planned which may result in special assessments against any of the Real Estate.

         (e) Seller has no notice or knowledge of any increase in real estate taxes or assessed valuations for any of the Real Estate except for any prospective increase in real estate tax rates. No challenges or appeals are pending regarding real estate taxes or assessed valuations for any of the Real Estate which is the subject of the Affiliate Real Estate Leases, and no special arrangements or agreements exist with any governmental Person with respect thereto. To Seller's knowledge no challenges or appeals are pending regarding real estate taxes or assessed valuations for the Real Estate which is the subject of the Real Estate Lease (Orange Facility), and to Seller's knowledge no special arrangements or agreements exist with any governmental Person with respect thereto.

         (f) Neither Seller nor any lessor of the Leased Real Estate which is the subject of the Affiliate Real Estate Leases is subject to any judgment or decree of a court of competent jurisdiction which would limit or restrict Seller's right to enter into and carry out this Agreement or to consummate the transactions contemplated by this Agreement, or which would otherwise have a Material Adverse Effect on such Leased Real Estate or Seller. To the knowledge of Seller, neither Seller nor the lessor of the Leased Real Estate which is the subject of the Real Estate Lease (Orange Facility) is subject to any judgment or decree of a court of competent jurisdiction which would limit or restrict Seller's right to enter into and carry out this Agreement or to consummate the transactions contemplated by this Agreement, or which would otherwise have a Material Adverse Effect on such Leased Real Estate or Seller.

         (g) There are no outstanding construction or mechanics' liens or rights to claim a construction or mechanics' lien in favor of any contractor, materialman or laborer or any other Person in connection with the Real Estate relating to work requested or authorized by Seller, except those that will be fully satisfied by the Closing.

         (h) The improvements to the Leased Real Estate, including without limitation, the roof, loadbearing walls and structures, as to which Seller bears the cost of repairing, are not subject to any condition which would render them Materially unfit for the continued use in the manner in which they are presently being used.

         (i) There is full and free vehicular access to and from public highways and roads to the Leased Real Estate.

         (j) All water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by Law or by the normal operation of the Leased Real Estate are available to and located in a capacity so as to adequately serve the Leased Real Estate in a manner required by Law and consistent with the normal operation of the Business. All utility companies providing services to the Leased Real Estate have, to the knowledge of Seller, adequate rights of access to provide the services necessary for Seller's current use of the Leased Real Estate, and Seller has no knowledge of any fact or condition that could result in termination or limitation of such access.

         (k) The ownership and operation of Seller's assets and the Business in the manner in which they are now owned and operated do not violate in any Material respect any zoning, building, use or other similar statute, ordinance or regulation of any governmental Person (and no such non-violation is dependent upon any non-conforming use or other exception).

         (l) There are no mortgages on the Leased Real Estate which is the subject of the Affiliate Real Estate Leases.

         5.12 Absence of Certain Changes or Events. Since the date of the Annual Financial Statements, the Business has been conducted solely in the Ordinary Course of Business, and, without limiting the foregoing, and except as set forth in the Disclosure Schedule:

         (a) there has not been any Material Adverse Change in the assets, financial condition or operation of Seller or in the Business;

         (b) Seller has not waived, disposed of or permitted to lapse any rights which are Material to the Business;

         (c) Seller has not granted any Material increase in the wages, salaries or bonuses or other compensation arrangements or benefit programs of any of its officers or other employees;

         (d) there has not been any damage, destruction or loss (whether or not covered by insurance) which individually or in the aggregate has a Material Adverse Effect;

         (e) Seller has not entered into or terminated any Material agreement, lease, license or commitment which relates to the Business or Seller's assets, except for purchase orders accepted by Seller from its customers and purchase orders issued by Seller to its suppliers in the Ordinary Course of Business, none of which has been canceled;

         (f) Seller has not disposed of or purchased any item of Equipment with a value in excess of $50,000 or items with a value exceeding $250,000 in the aggregate, and Seller has not disposed of or purchased any item of Intellectual Property with a value in excess of $10,000 or items with a value exceeding $25,000 in the aggregate;

         (g) Seller has not made any Material change in any method of accounting or accounting practice;

         (h) Except as provided in the Recent Financial Statements reflecting dividends since the Annual Financial Statements of $3,334,000, and dividend distributions in an aggregate amount equal to the aggregate federal and state income taxes imposed on the Shareholders by reason of Seller's income from the date of the Recent Balance Sheet to the Closing, Seller has not declared or paid any dividend or other distribution with respect to its capital stock or purchased any shares of its capital stock;

         (i) Seller has made no payments of any form or kind to any Shareholder or other Affiliate of Seller other than the payment of compensation and reimbursement of expenses to Terry Wells, payments referred to in Section 5.12(h), payments under the Real Estate Lease (Anaheim) and Real Estate Lease (Garden Grove) and payments of deferred compensation to Wallace H. Twedt and Robert Wells in complete satisfaction of the liability shown in the December 31, 1995 balance sheet included in the Annual Financial Statements, in each case in the Ordinary Course of Business; and

         (j) Seller has not agreed, whether in writing or otherwise, to take any action described in this Section.

         5.13 Contracts and Commitments. Section 5.13 of the Disclosure Schedule sets forth a true, correct and complete list of the Assumed Contracts, excluding purchase orders received by Seller from its customers and purchase orders issued by Seller to its suppliers in the Ordinary Course of Business and a true, correct and complete copy of each such Assumed Contract listed in
Section 5.13 of the Disclosure Schedule has been delivered to Buyer. Except as set forth in the Disclosure Schedule, each of the Assumed Contracts is valid, binding, enforceable and is in full force and effect. Seller is not and to Seller's knowledge no other party is in breach or default under the Assumed Contracts, and to Seller's knowledge no event has occurred which constitutes, or with the lapse of time or the giving of notice, or both, would constitute such a breach or default thereunder, except for breaches and defaults which are not Material in the aggregate. Seller is in compliance in all Material respects under those Assumed Contracts which are with governmental Persons. Except as set forth in the Disclosure Schedule, Seller is not a party to any agreement or commitment which was not entered into in the Ordinary Course of Business, or is a party to any of the following agreements, whether or not entered into in the Ordinary Course of Business:

         (a) any purchase order from a customer which by its terms is in excess of the normal, ordinary and usual requirements of the Business or requires the payment of $100,000 or more;

         (b) any purchase order issued by Seller which by its terms provides for a price for products which is not in the Ordinary Course of Business or requires the payment of $100,000 or more;

         (c) any agreement with any Employee, agent, consultant, advisor, salesperson, sales agent, sales representative, distributor or dealer, any agreement for the consignment of Inventory, or any agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings in excess of $100,000;

         (d) any collective bargaining agreement or other contract or agreement with any union representing any Employees;

         (e) except for Seller's standard limited warranty, any agreement requiring Seller to accept the return of inventory or merchandise in the possession of wholesalers, distributors, retailers or other customers;

         (f) any agreement requiring Seller to assign any interest in any trade secret or prohibiting or restricting Seller from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on the Business anywhere in the world;

         (g) any agreement for the advertisement, display or promotion of any of the Products in excess of the normal, ordinary and usual requirements of the Business;

         (h) any performance, bid or completion bond, letter of credit or power of attorney;

         (i) any agreement for the transportation, treatment or disposal of hazardous wastes or toxic substances or materials;

         (j) any agreement with any railroad or other transportation company in excess of the normal, ordinary and usual requirements of the Business;

         (k) any lease pursuant to which a Seller leases (as lessor or lessee) any real estate or personal property;

         (l) any agreement, arrangement or program pursuant to which Seller has offered or made available to its customers (including its distributors) any volume discount, rebate or advertising or promotional credit or allowance in excess of the normal, ordinary and usual requirements of the Business;

         (m) any agreement with a customer which provides for a rebate in excess of the normal, ordinary and usual requirements of the Business;

         (n) any agreement with any foreign, federal, state or local governmental Person in excess of the normal, ordinary and usual requirements of the Business; or

         (o) any other agreement or commitment, other than the Assumed Contracts, which is Material to the Purchased Assets or the conduct of the Business.

         5.14 Litigation and Other Proceedings. No action, suit, proceeding or investigation has been commenced by or against Seller or any Shareholder in the past three (3) years, or is currently pending against Seller or any Shareholder or to Seller's knowledge is threatened against Seller, which involves the Business, the Purchased Assets or the consummation by Seller of the transactions contemplated by this Agreement, before any court, arbitrator or governmental Person.

         5.15 Related Party Transactions. The Disclosure Schedule sets forth each agreement between Seller, on the one hand, and any Affiliate of Seller, on the other hand. Except as disclosed in the Disclosure Schedule, except with respect to ownership of less than five percent (5%) of the outstanding stock of any public corporation, no Affiliate of Seller (a) is a competitor, customer, supplier, lessor, lessee, licensor or licensee of Seller or otherwise has business dealings with Seller other than as an Employee, (b) owns any interest in or performs services for any Person which is such a competitor, customer, supplier, lessor, lessee, licensor or licensee, (c) is a creditor or debtor of Seller, or (d) has any ownership interest in any of the assets shown on the balance sheet included in the Annual Financial Statements or Recent Financial Statements or acquired by Seller since the date thereof. Seller does not own (and has not agreed to acquire) any equity or ownership interest in any Person.

         5.16    Employee Benefit Plans.

         (a) For purposes of this Section, "Employee Benefit Plan" means (a) any Employee Pension Benefit Plan within the meaning of Section 3(2) of ERISA,
(b) any Employee Welfare Benefit Plan within the meaning of Section 3(1) of ERISA, or (c) any bonus, stock option, deferred compensation, severance, retirement, vacation pay, sick pay, health, dental, disability, life insurance or other fringe benefit plan, arrangement or practice, whether formal or informal, which is not an Employee Pension Benefit Plan or Employee Welfare Benefit Plan. "Employee Benefit Plan of Seller" means any Employee Benefit Plan sponsored or maintained by Seller, or any

Employee Benefit Plan to which any Seller contributes or is required to contribute.

         (b) Except for its health and dental insurance plan as set forth in Seller's written personnel policies, a true and current copy of which has been delivered to Buyer, or except as specifically referenced in the Disclosure Schedule, Seller has no Employee Benefit Plans. As of the date of the Recent Balance Sheet, Seller has no Material liability for vacation pay except to the extent reserved for in the Recent Balance Sheet. Seller has not made any written or verbal commitment to make any severance or similar payment to any Employee upon the termination of his or her employment.

         (c) Seller has not made any commitment, whether formal or informal, to create any new Employee Benefit Plan.

         (d) Neither Buyer nor any of the Purchased Assets will be, as a result of this Agreement or the consummation of the transactions contemplated hereby, subject to any claim, liability or obligation under or arising out of any Employee Benefit Plan of Seller, except for any Assumed Liability.

         5.17 Employment Practices. No Employees are represented by a labor organization. There does not exist, and to Seller's knowledge there is not threatened or contemplated, any strike, slow-down, picketing or work stoppage by any of its Employees. Seller is not currently engaged in any unfair labor practice, no unfair labor practice complaint has been asserted or is pending or to Seller's knowledge is threatened against Seller, and no grievance or any arbitration proceeding is pending or to Seller's knowledge is threatened against Seller. There is no claim asserted against Seller or to Seller's knowledge threatened against Seller, no suit or proceeding is pending against Seller or to Seller's knowledge is threatened against Seller, alleging discrimination of any past or present employee of Seller based on age, sex, sexual preference, national origin, marital status, religion or race. The Disclosure Schedule sets forth as of the date of this Agreement (a) all Employees on worker's compensation leave or disability leave, and (b) all Employees who have been on medical leave, family leave or other leave of absence for more than thirty (30) days.

         5.18 Licenses and Permits. To Seller's knowledge, the Licenses and Permits set forth in the Disclosure Schedule include all licenses, permits and certifications of all governmental Persons and certification organizations which are required for the ownership of the Purchased Assets or the conduct of the Business as it is presently being conducted. Except as set forth in the Disclosure Schedule, all such licenses, permits and certifications are in full force and effect, and are fully transferable to Buyer.

         5.19 Product Warranty. The Disclosure Schedule contains a true, correct and complete copy of Seller's standard warranty or warranties for sales of Products and, except for such warranty or warranties, there are no warranties, commitments or Material obligations of Seller with respect to the return, repair or replacement of Products. The Disclosure Schedule sets forth the estimated aggregate annual cost to Seller of performing warranty obligations for customers of the Business for each of the three (3) preceding fiscal years and the current fiscal year to the date of the Recent Balance Sheet. There are no pending or to Seller's knowledge threatened Product Warranty Claims other than those incurred in the Ordinary Course of Business which are included in the annual warranty cost on the Disclosure Schedule, and there is no single Product Warranty Claim which exceeds $50,000.

         5.20 Product Liability. The Disclosure Schedule sets forth all Product Liability Claims (whether or not covered by insurance) which are pending or which to Seller's knowledge are threatened, or which have been asserted or commenced against Seller within the last three (3) years. Except as disclosed in Section 5.20 of the Disclosure Schedule none of the Products has been the subject of any recall campaign and, to Seller's knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign.

         5.21 Compliance With Law. Seller is in compliance with all Laws in all Material respects. Without limiting the generality of the foregoing:

         (a) Seller has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments of the states where it maintains or is required to maintain such accounts, and each of such accounts has a positive balance; and

         (b) The Disclosure Schedule sets forth true and correct copies of all reports of Seller for the past three (3) years and the current fiscal year to the date of the Recent Financial Statements which are required under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety Laws and regulations. The deficiencies, if any, noted on such reports have been corrected in all Material respects.

         5.22    Environmental Matters.

         (a)     As used in this Section 5.22:

                 (i) "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of noncompliance or violation (written or verbal) by any Person alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from: (1) the presence, or release into the environment, of any Environmental Hazardous Materials at any location, whether or not owned by Seller; or (2) any circumstances forming the basis of any violation or alleged violation of any Environmental Law; or (3) any and all claims by any Person seeking damages, contribution, indemnification, costs, recovery, compensation or injunctive relief resulting from the presence or Environmental Release of any Environmental Hazardous Materials.

                 (ii) "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, Laws relating to Environmental Releases or threatened Environmental Releases of Environmental Hazardous Materials, or otherwise relating to the manufacture, promotion, distribution, use, treatment, storage, disposal, transport or handling of Environmental Hazardous Materials.

                 (iii) "Environmental Hazardous Materials" shall mean:  (1)
         any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) and radon gas; and (2) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, under any Environmental Law; and (3) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated by any governmental Person.

                 (iv) "Environmental Permits" shall mean all environmental, health and safety permits and governmental authorizations.

                 (v) "Environmental Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

         (b) To Seller's knowledge, Seller is in compliance with all applicable Environmental Laws, and has not received any communication (written or verbal) from a governmental Person that alleges that Seller is not in compliance with applicable Environmental Laws.

         (c) To Seller's knowledge, Seller has obtained all Environmental Permits necessary for its operations. All such Environmental Permits are in good standing in all Material respects and Seller is in compliance in all Material respects with all terms and conditions of its Environmental Permits.

         (d) There is no Environmental Claim pending or to Seller's knowledge threatened against Seller, and to Seller's knowledge there is no Environmental Claim pending or threatened against any Person whose liability for such Environmental Claim Seller has or may have retained or assumed either contractually or by operation of Law.

         (e) There have been no Environmental Releases of any Environmental Hazardous Materials by Seller or to Seller's knowledge by any other Person on or under any of the Leased Real Estate.

         (f) None of the Real Estate is currently listed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or on any comparable state list, and neither Seller nor the lessors of the Leased Real Estate which is the subject of the Affiliate Real Estate Leases or to Seller's knowledge any the lessor of the Leased Real Estate which is the subject of the Real Estate Lease (Orange Facility) has received any written notice from any Person under or relating to CERCLA or any comparable state or local Law with respect thereto.

         (g) To Seller's knowledge, no off-site location at which Seller has disposed or arranged for the disposal of any waste is listed on the National Priorities List or on any comparable state list and Seller has not received any written notice from any Person with respect to any off-site location, of potential or actual liability or a written request for information from any Person under or relating to CERCLA or any comparable state or local Law.

         5.23 Personnel. The Disclosure Schedule sets forth a true, correct and complete list of:

         (a) The names, current salaries and other compensation and fringe benefits (excluding de minimis fringe benefits) of each salaried Employee; and

         (b) The wage rates for non-salaried Employees by job classification.

         5.24 All Necessary Assets. The Purchased Assets, Leased Real Estate and the Seabrook Facility constitute all of the tangible and intangible property and rights necessary for Buyer to carry on the Business as of the Effective Date in the same manner in which it has heretofore been conducted by Seller.

         5.25 Accounts Payable and Accrued Expenses. Seller has delivered to Buyer a listing of all Accounts Payable and Accrued Expenses as of the date of the Recent Financial Statements, which listing is true, correct and complete in all Material respects.

         5.26 Brokerage; Fees. Neither Seller nor any Shareholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

         5.27    Intellectual Property.

         (a) The Disclosure Schedule contains a true, correct and complete list of (i) all patents held by Seller and all re-examinations, re-issues, divisions, continuations, continuations in part and extensions thereof and all pending patent applications by Seller, including for each such patent the serial or patent number, country, filing and expiration date and title, (ii) all registered trademarks of Seller and pending trademark registrations by Seller, including, for each such trademark, the registration number, country, filing and expiration date, mark and class, (iii) all registered copyrights of Seller and copyright applications by Seller, including the registration number, country and filing and expiration date of each such copyright and (iv) all service marks, trade names and brand names of Seller used in the Business (whether or not registered). All such patents, trademarks and copyrights are properly registered, any applications therefor have been properly made, and all annuity, maintenance, renewal and other fees in connection with any of the foregoing are current.

         (b) The Disclosure Schedule lists all Material licenses, contracts and commitments (including, without limitation, confidentiality agreements) to which Seller is a party or otherwise subject relating to the Intellectual Property, including, without limitation, computer software (except for standard licensing agreements or provisions from the seller or licensor of such software). Except as set forth in the Disclosure Schedule, during the preceding three (3) fiscal years and the current fiscal year to date, no claim or allegation of infringement has been made by or against Seller, whether relating to any item of Intellectual Property or any of the Products or otherwise, no claim or allegation of misappropriation or misuse of any item of

Intellectual Property has been made by or against Seller, and no claim or allegation has been asserted against Seller by any Person with respect to the ownership or use of any of the Intellectual Property by Seller or challenging or questioning the validity or effectiveness of any such license, contract or commitment, and there does not exist to Seller's knowledge any valid basis for any such claim or allegation.

         (c) Except for the licenses, contracts and commitments referred to in the Disclosure Schedule, Seller has good and valid title to, or otherwise possesses rights to use, the Intellectual Property.

         5.28    Taxes.  Except as set forth in the Disclosure Schedule:

         (a) Seller has properly and timely filed all Tax reports and returns required to be filed by it, and all Taxes and other charges due or claimed to be due from it by all federal, state, local and foreign taxing authorities have been timely paid. Such reports and returns reflect all Taxes due and payable with respect to the periods covered thereby, there are no other liabilities for Taxes payable with respect to such periods, and no taxing authority has asserted against Seller any claim for additional Taxes which are unpaid or contested.

         (b) The reserves for Taxes reflected in the balance sheet included in the Recent Financial Statements are in the aggregate adequate for the payment of all Taxes which may be asserted against Seller in the future relating to periods ending on or before the date of the Recent Balance Sheet, and no liability for Taxes has been incurred by Seller since such date except in the Ordinary Course of Business. To Seller's knowledge, no state of facts exists or has existed which would constitute grounds for the assessment of any liability for Taxes with respect to the periods which have not been audited by the Internal Revenue Service or any state tax authority. To Seller's knowledge, no issue has been raised in any prior audit which, by application of the same or similar principles, could result in a proposed deficiency for any other period not so examined.

         (c) There are no liens for Taxes upon any property or assets of Seller except liens for current Taxes not yet due and payable.

         (d) Seller has delivered to Buyer copies of all income tax returns and reports of Seller filed for all periods not barred by the applicable statute of limitations, and such copies are true, correct and complete. No examination or audit of any Tax return or report for any period not barred by the applicable statute of limitations has occurred, no such examination is in progress or to Seller's knowledge is planned, and there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax return or report.

         (e) Seller has properly withheld and timely paid all withholding and employment Taxes which it is required to withhold and pay relating to salaries, compensation and other amounts heretofore paid to its employees or other Persons. All forms W-2 and 1099 required to be filed have been timely and properly filed.

         (f) Seller is an S corporation (within the meaning of Section 1361(a)(1) of the Code).

         5.29 Insurance. The Disclosure Schedule contains a description of each policy of fire and casualty, general liability, worker's compensation, medical, life and other insurance policies owned or held by Seller or by any other Seller for Seller's benefit, specifying the insurer, amount of coverage, type of insurance, expiration date and policy number. All such insurance is in full force and effect, all premiums with respect thereto for all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance in all Material respects with all requirements of Laws and with all Assumed Contracts.

         5.30 Customers and Suppliers. The Disclosure Schedule sets forth a list of the ten (10) largest customers of Seller in terms of dollar volume of sales for the three (3) preceding fiscal years and for the current fiscal year to the date of the Recent Balance Sheet, showing the approximate total dollar amount of sales to each such customer during each such fiscal year. The Disclosure Schedule sets forth a list of the ten (10) largest suppliers to Seller in terms of dollar volume of purchases for the three (3) preceding fiscal years and for the current fiscal year to the date of the Recent Balance Sheet, showing the approximate total dollar amount of purchases from each supplier during each such fiscal year. Since the date of the Recent Balance Sheet, Seller has not received any notice from and has not otherwise been informed or made aware that any of such ten (10) largest suppliers or customers will be terminating or curtailing its business with Seller in a manner that would have a Material Adverse Effect on Seller. To Seller's knowledge, since the date of the Recent Balance Sheet to the date of this Agreement, there has been no Material Adverse Change in the business relationship of Seller with its customers taken as a whole and with its suppliers taken as a whole. The estimated backlog of purchase orders received by Seller from its customers as of June 30, 1996, or more recent date is set forth in the Disclosure Schedule.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         6.1 Corporate Organization. Buyer is a corporation validly existing and in good standing under the Laws of the State of Massachusetts, and has all requisite corporate power and corporate authority to carry on its business as it is now being conducted and to own and lease the properties and assets it now owns and leases.

         6.2 Authorization, Validity, Enforceability. Buyer has all requisite corporate power and corporate authority to enter into this Agreement and any Ancillary Agreements to which it is or will become a party and to carry out the transactions contemplated hereby and thereby. Buyer's Board of Directors and its sole shareholder have taken all action required by Law, Buyer's charter documents or otherwise required to be taken by Buyer or its shareholder to authorize the execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is or will become a party and the consummation by Buyer of the transactions contemplated hereby and thereby. No other corporate action is required to be taken by Buyer in connection with the execution or delivery by Buyer of this Agreement, the Ancillary Agreements or the consummation by Buyer of the transactions contemplated hereby and thereby. This Agreement and each Ancillary Agreement to be executed and delivered by Buyer hereunder will when executed and delivered by Buyer be a valid and binding agreement of Buyer enforceable against it in accordance with its terms, except that (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         6.3 Compliance. Neither the execution or delivery by Buyer of this Agreement or any Ancillary Agreement to which it is a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, will result in any violation of or be in conflict with, or constitute a default under, any provision of its charter documents, or any Law or Material agreement to which Buyer is a party or by which Buyer is bound.

         6.4 Consents and Approvals. Except for the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental Person, whether federal, state or local, is required of Buyer in connection with the execution or delivery by Buyer of this Agreement, any Ancillary Agreement to which it is a party or the consummation by Buyer of any of the transactions contemplated hereby or thereby.

         6.5 Litigation and Other Proceedings. No action, suit, proceeding or investigation is pending against Buyer or any Affiliate of Buyer or to Buyer's knowledge is threatened against Buyer or any Affiliate of Buyer which would adversely affect the consummation by Buyer of the transactions contemplated by this Agreement, before any court, arbitrator or governmental Person.

         6.6 Brokerage. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

         6.7 Representations and Warranties of Guarantor. The representations and warranties set forth in Section 6.1 through Section 6.6 are hereby deemed to be made by, and are true and correct, with respect to, the Guarantor (except with respect to its state of incorporation), including, without limitation, the execution, validity and enforceability of the Guaranty Agreement.


                                  ARTICLE VII
                                   COVENANTS

         7.1 Full Access. From the date hereof to the Closing, during reasonable times, during normal business hours and upon reasonable advance notice, Seller will give Buyer and its representatives access to, and will cooperate as Buyer may request in making available to it, (a) all books, records and other information and materials directly and reasonably relating to the Purchased Assets, the Assumed Liabilities or the Business, and (b) Seller's customers, suppliers, Employees and other third parties having business dealings with Seller, except as prohibited by any Law or any agreement requiring confidentiality.

         7.2 Access to Books and Records following the Closing. Following the Closing, for a period of seven (7) years, during reasonable times during normal business hours, Buyer shall make the Books and Records available to Seller at the Anaheim Facility for inspection by Seller or its representatives with respect to Seller's operation of the Business prior to the Closing. Such purposes shall include but not be limited to Seller's tax and accounting matters. As used in this Section 7.2, the right of inspection includes the right to make abstracts and copies.

         7.3 Covenant to Satisfy Conditions. Seller and Shareholders will use their best efforts to ensure that the conditions set forth in Article VIII hereof are satisfied, including, without limitation, making or causing the deliveries to Buyer provided for therein to be made. Buyer will use its best efforts to ensure that the conditions set forth in Article IX hereof are satisfied, including, without limitation, making or causing the deliveries to Seller provided for therein to be made.

         7.4 Publicity. Each party will consult with the other party prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and will not issue any such release or make any such statement over the reasonable objection of the other party, except as required by Law or in the case of Buyer by the rules and regulations of the New York Stock Exchange.

         7.5 Noncompetition. As part of Closing, each of the Shareholders shall individually execute their respective Noncompetition Agreements.

         7.6 Conduct of Business Pending the Closing. From the date of this Agreement to the Closing, and except as otherwise expressly consented to or approved by Buyer in writing:

         (a) Seller will not institute any new or unusual methods of manufacture, license, sale, lease, purchase, distribution, management, accounting or method of operation, and will not, except in the Ordinary Course of Business, engage in any transaction or activity or enter into any agreement, lease, license or commitment;

         (b) Seller will not grant any increase in the salaries or rates of pay of any Employee or except as provided in the Disclosure Schedule pay any bonus to any Employee, establish any Employee Benefit Plan, grant any increase in benefits to any Employee under any existing Employee Benefit Plan, or make any commitment to effectuate the foregoing;

         (c) Seller will not create any indebtedness or incur any obligation or liability other than in the Ordinary Course of Business, or subject any of the Purchased Assets to any Lien of any nature;

         (d) Seller will maintain all of its property, casualty, liability and other insurance in effect as of the date hereof through the Closing Date;

         (e) Seller will use, operate, maintain and repair the Purchased Assets owned by it only in a normal business manner;

         (f) Seller will use its best efforts to preserve its business organization intact and to preserve for Buyer the present relationships of Seller with the suppliers, customers, licensors, licensees, lessors, lenders, Employees and others having business relations with it;

         (g) Seller will not purchase or acquire, or enter into any contract to purchase or acquire, any Inventory, fixed asset, services or other assets except in the Ordinary Course of Business, or dispose of any asset of the Business except in the Ordinary Course of Business;

         (h) Seller will maintain in effect all of the Assumed Contracts and the Licenses and Permits other than those which terminate or expire by their terms as a result of performance or lapse of time, and will not breach or commit a default (without curing it within the prescribed grace period) under any of the foregoing;

         (i) Seller will maintain its accounting books and records through the Closing Date in the Ordinary Course of Business;

         (j) Seller will not dispose of or permit to lapse any rights to the use of any patent, registered trademark or registered copyright (or any application therefor) used in the Business;

         (k) Seller will not take or omit to take any action which would create a breach or inaccuracy of the representations and warranties of Seller and Shareholders set forth in Article V, or which could be reasonably anticipated to have a Material Adverse Effect;

         (l) Seller will make no payments of any form or kind to any Shareholder or other Affiliate of Seller other than the payment of compensation and reimbursement of expenses to Terry Wells, payments under the Real Estate Lease (Anaheim Facility) and Real Estate Lease (Garden Grove Facility), and dividend distributions in an aggregate amount equal to the aggregate federal and state income taxes imposed on the Shareholders by reason of Seller's income from the date of the Recent Balance Sheet to the Closing, in each case in the Ordinary Course of Business; and

         (m) Shareholders will take any and all action necessary to cause Seller to comply with this Section 7.6.

         7.7 Confidentiality. Each party to this Agreement will hold in confidence all documents and information concerning the other party furnished to it in connection with the transactions contemplated by this Agreement and not otherwise lawfully available to it, and will use such information only in connection with such transactions and, after the consummation of such transactions, only in the conduct of its business. No party will release or disclose such documents or information to any other Person, except to its attorneys, accountants and other outside consultants in connection with this Agreement and its business, except to the extent such party can demonstrate such information was previously known by it, in the public domain through no fault of such party, disclosed to it by a third party having no confidentiality obligation to the other party, or required by Law to be disclosed. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and such information and documents shall not be used to the detriment of the disclosing party or otherwise in any manner and all such documents (including copies and extracts thereof) shall be returned to the disclosing party immediately upon its request.

         7.8 Further Assurances. Each party will execute such further documents, and perform such further acts as may be reasonably necessary for Seller to sell, transfer, assign, convey and deliver the Purchased Assets to Buyer on the terms herein contained, and as may be reasonably necessary for Buyer to assume the Assumed Liabilities on the terms herein contained, and to otherwise consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         7.9 Reporting. Following the Closing, each party will file all income and other tax returns and reports, including IRS Form 8594 as required by Section 1060 of the Internal Revenue Code of 1986, as amended, consistent with the allocation of the Purchase Price set forth in Exhibit 4.1 hereto. Prior to filing Form 8594, such party shall send a copy of its proposed Form 8594 to the other party and permit the other party at least ten (10) days to review and approve same, such approval not to be unreasonably withheld. Any failure to give notice of disapproval within such ten (10) day period shall be deemed to be approval. If Buyer determines to allocate a portion of the Purchase Price to the Equipment in an amount which exceeds the sum of the net book value of the Equipment set forth on the Closing Balance Sheet plus $1,500,000, Buyer shall promptly pay to Seller (or to Shareholders if so directed by them) an aggregate amount equal to ten percent (10%) times the amount of such excess, and such payment shall be allocated to Goodwill.

         7.10 Accounts Receivable. If following the Closing any payment of an Accounts Receivable purchased by Buyer is made to Seller, Seller will promptly remit such payment to Buyer and, if such payment is in the form of a check, such check shall be endorsed by Seller to Buyer.

         7.11 Personnel Matters. Prior to the Closing, Buyer shall make offers of employment to each of Seller's Employees (excluding Shareholders) who are actively employed at the Effective Time, at his or her current salary, to the extent such Employees may in Buyer's reasonable judgment be lawfully employed by Buyer. Buyer will grant the Employees seniority in terms of layoffs consistent with Seller's past practices. It is acknowledged that until Buyer locates a substitute facility for the Seabrook Facility and is ready to operate at such facility, the Employees at such facility may not begin working for Buyer. Buyer will provide past service credit to the Employees for purposes of vacation under Seller's vacation plan to the extent Seller's vacation plan gives credit for past service but not for purposes of any retirement plans of Buyer except to the extent the plans so require. Buyer will maintain the salary levels of Employees in effect as of the Closing for a period of at least one (1) month. Buyer shall assume all of Seller's obligations (collectively, "COBRA Obligations") under Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code (known as COBRA) to Employees employed by Seller as of the Effective Time whether hired or not hired by Buyer and to former Employees of Seller (regardless of date of termination) who at the Effective Time are receiving or are eligible to receive COBRA continuation benefits under Seller's health insurance plan. Nothing contained herein shall require Buyer to retain any Employee after hiring him or her. Prior to the Closing, Buyer may require the Employees to complete employment applications, Forms I-9 and other relevant documentation.

         7.12 Unemployment Compensation. Seller shall, upon the request of Buyer, cooperate with Buyer in any efforts by Buyer to obtain the transfer of Seller's unemployment compensation account applicable to Employees hired by Buyer, to the extent Buyer is legally permitted and elects to receive such a transfer. In connection therewith, Seller will execute such documents as Buyer may reasonably request in order to effectuate such transfers.

         7.13 Product Warranty Claims. For a period of one (1) year after Closing, Seller or Buyer, upon receipt of a Product Warranty Claim, in which the customer is seeking replacement of a Product pursuant to Seller's standard limited warranty, such party may give the other party written notice of such Product Warranty Claim ("Warranty Notice"). If Buyer in its reasonable judgment is able to make such a replacement based on its then current product line and products on hand, Buyer shall proceed to do so and it shall submit an invoice to Seller for the amount of the replacement. If the Product Warranty Claims shall exceed $50,000 during the one (1) year following Closing, then Seller shall pay the amount of such invoice within fifteen (15) days following receipt of such invoice. The amount of each such replacement shall be equal to the cost to Buyer of making the replacement (net of the benefit received by Buyer by reason of a return of product from the customer) plus 15% of the net amount, plus freight costs, if any, incurred by Buyer in effectuating such replacement. Each invoice shall be accompanied by information regarding the replacement made and the calculation of the amount of the replacement.
"Buyer's cost" of a replacement means Buyer's standard cost of direct materials, direct labor and overhead of such replacement.

         7.14 Hart-Scott-Rodino Act. Prior to the Closing, each of Seller and Buyer will file any notification and report forms and related material which it may be required to file with the Federal

Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, will use its best efforts to obtain an early termination of the applicable waiting period and will make such further filings pursuant thereto that may be necessary, proper or advisable. Buyer will pay the applicable filing fees for the filings.

         7.15 Consents and Releases. At or prior to the Closing, Seller and Shareholders shall use their best efforts to obtain written consents and releases from all parties whose consent or release is necessary to the consummation of the transactions contemplated hereby, including without limitation, such documents as may be necessary to obtain releases of any Liens on the Purchased Assets and consents to assignment by Seller to Buyer of the Assumed Contracts (or novations if required with respect to any Assumed Contract with any governmental Person); provided, however, that Buyer shall be responsible for obtaining the issuance of any air quality permits in the name of Buyer. Buyer will use its best efforts (without agreeing to a change in terms) to cause the lessor under the Real Estate Lease (Orange Facility) to release Seller from its obligations thereunder. Seller will use its best efforts to obtain a non- disturbance agreement from the mortgagee of the lessor of the Real Estate Lease (Orange Facility), and in connection therewith Buyer will agree to attorn to such mortgagee or its transferee.

         7.16 Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claim made or litigation commenced by a third party subsequent to the Closing which is not subject to the indemnification provisions contained in Article X, provided that the party requesting cooperation shall reimburse the other party for such other party's reasonable out-of-pocket costs of furnishing such cooperation.

         7.17 Offsite Assets. If as of the Closing any Equipment or Inventory (other than motor vehicles or Inventory in storage at public warehouses or in transit) would not, except for the provisions of this Section, be located at the Leased Real Estate or the Seabrook Facility, Seller will, at Buyer's option, either (a) move such assets to such location of Seller as Buyer designates or (b) in the case of any assets at vendors or licensees, obtain from the party in possession of such asset written acknowledgement, reasonably satisfactory to Buyer, stating that such party has no legal interest in such assets and that Buyer upon its request shall have the right to immediate possession of such assets following the Closing.

         7.18 Use of Seller's Name. Following the Closing, neither Seller nor any Affiliate of Seller shall, without the prior written consent of Buyer, make any use of the name "Everest Electronic Equipment, Inc." or any other name confusingly similar thereto, except as may be necessary for Seller to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

         7.19 Bulk Sales Compliance. The parties hereby agree to comply with the provisions of any applicable bulk sales Law or bulk transfer Law of the State of California. Seller shall bear the out-of-pocket costs associated therewith.

         7.20 Exclusivity. Seller and the Shareholders acknowledge that Buyer will incur significant costs in reviewing and analyzing the business of Seller. Therefore, unless this Agreement has been terminated in accordance with the provisions of Section 11.1, Seller and the Shareholders will not directly or indirectly solicit, make or entertain any offer or proposal from or to a third party regarding the sale or possible sale of Seller's business or its shares of capital stock, discuss in any manner any such sale with any third party or provide any information concerning Seller to any third party prospective purchaser in connection with such a sale. In the event Seller or the Shareholders receives any inquiry from a third party prospective purchaser with respect to such a sale or possible sale, Seller or the Shareholders will inform such party of their obligations under this Section (without disclosing the identity of Buyer).

         7.21 Sales and Transfer Taxes. Seller and Buyer shall equally share the applicable state sales and use taxes associated with the transfer of the tangible personal property from Seller to Buyer pursuant to this Agreement. Seller shall prepare the sales tax return and submit it to Buyer at least seven
(7) business days before its due date. Buyer shall have five (5) business days to approve the return, such approval not to be unreasonably withheld. Failure to disapprove during such five (5) business day period shall be deemed approved. Seller will provide Buyer with an invoice for Buyer's portion which shall be paid within five (5) business days after receipt of the invoice, reflecting one-half of the agreed upon sales tax due. Buyer's payment shall be in the form of Buyer's check for such one-half amount payable to the proper governmental entity, which shall be remitted to such entity by Seller with the return. Subject to timely receipt of such payment, Seller shall be obligated to timely pay the tax. Failure by either party to timely pay its share of the sales tax (or failure of Seller to timely file the return) shall result in such party bearing the penalties and interest associated with such late payment or filing.

         7.22 Name Change. Within fifteen (15) days following the Closing, Seller will change its name to one which is not confusingly similar to its current name, and will provide Buyer reasonable evidence that it has done so.

         7.23 Post-Closing Services. Following the Closing for a period of ninety (90) days, the present Controller of Seller may continue to provide accounting and related services to Seller on such terms as the Seller and the Controller may agree on, provided that such services are performed outside of Buyer's normal working hours. Buyer will have no responsibility for these services.

         7.24    Seabrook Facility.

         (a) As soon as practicable following the Closing, but in any event within forty-five (45) days following the Closing, Buyer at its expense shall remove from the Seabrook Facility the Purchased Assets located at the Seabrook Facility, other than those Leasehold Improvements the removal of which is prohibited by the terms of the lease for the Seabrook Facility or those Leasehold Improvements which Seller under the terms of such lease is permitted to leave (without cost or penalty to Seller) at the termination or expiration of lease. Upon completion of such removal, the premises will be made by Buyer in "broom swept" and clean condition. Without eliminating Buyer's obligation to remove such Purchased Assets, any Purchased Assets not removed during such forty-five (45) day period shall be deemed abandoned by Buyer and thereupon Buyer shall have no ownership or other rights with respect thereto. Such removal may be made over a period of time during such forty-five (45) day period. Buyer shall be solely responsible for transporting such assets to Buyer's facility. Buyer shall be solely responsible for any damage to the Seabrook Facility caused by such removal and shall indemnify Seller for any such damage. Seller will give Buyer reasonable access to the Seabrook Facility to permit Buyer to effectuate the foregoing removal, and Seller shall have the right to monitor and supervise such removal. Notwithstanding any provision herein to the contrary, in the event that Buyer does not complete removal of such Purchased Assets in accordance with this Section within thirty (30) days following Closing, Buyer shall reimburse Seller for all rent and other recurring charges (e.g., taxes, insurance, and utilities) due under such lease from the Closing Date until the completion of such removal.

         (b) At all times during the removal process, Buyer shall not take any action which would cause a violation of or default under the terms of the lease for the Seabrook Facility. Buyer will maintain in effect during such forty-five (45) day period policies of workers' compensation insurance covering Buyer's employees at the Seabrook Facility and general liability insurance covering Buyer's activities at the Seabrook Facility. Such policies shall name Seller as a named insured under such policies during such forty-five (45) day period. At Closing, Buyer shall provided Seller with certificates of insurance evidencing such coverage.

         (c) Commencing on the date hereof to the Closing, Buyer shall use reasonable commercial efforts to locate, lease and take possession of a facility to serve as a replacement for the Seabrook Facility so as to enable Buyer to commence removal of the Purchased Assets from the Seabrook Facility as contemplated by this Section 7.24. It is acknowledged that Buyer intends to have conducted a phase one environmental site assessment in connection with such leasing of a replacement facility and that the results of the report provided in connection with such assessment must be satisfactory to Buyer.


                                  ARTICLE VIII
                          CONDITIONS TO OBLIGATIONS OF
                                     BUYER

         Each and every obligation of Buyer under this Agreement to be performed at or before the Closing by Buyer shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Buyer:

         8.1 Representations and Warranties True. Except as provided in the third (3rd) paragraph of Article V and Section 11.1(c), each and every representation and warranty of Seller and the Shareholders contained in this Agreement, in any Ancillary Agreement to which any Shareholder or Seller is or will become a party, and in each certificate and other document delivered or to be delivered by Seller, any Shareholder or any of their representatives pursuant hereto or in connection with the transactions contemplated hereby or thereby, shall be true and accurate in all Material respects as of the date when made and as of the Closing as though such representation and warranty were made by Seller and Shareholders on the Closing Date.

         8.2 Performance. Seller and Shareholders shall have performed and complied in all Material respects with each and every covenant and obligation required by this Agreement to be performed or complied with by them at or prior to the Closing.

         8.3 No Proceeding or Litigation. As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental Person requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending which questions the validity or legality of this Agreement or the consummation of the transactions contemplated hereby.

         8.4 No Injunction. As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the transactions contemplated hereby.

         8.5 Deliveries At or Prior to Closing. Seller and Shareholders shall have delivered or caused to be delivered the following to Buyer at or prior to the Closing, all in form reasonably satisfactory to Buyer's counsel:

         (a) Copies of resolutions of Seller's Board of Directors and the Shareholders dated on or before the date of this Agreement, authorizing the execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby, and authorizing Seller's officers, employees and agents to carry out and perform the terms and provisions hereof and thereof, certified by the secretary or assistant secretary of Seller;

         (b) A closing certificate of the President or a Vice President of Seller certifying the fulfillment of the conditions set forth in Sections 8.1 and 8.2;

         (c) A copy of the Articles of Incorporation of Seller, as amended to date, certified by the Secretary of State of California and dated as of a date not more than thirty (30) days prior to the Closing Date, and a copy of the By-Laws of Seller, certified by the secretary or an assistant secretary of Seller;

         (d) A certificate of good standing of Seller issued by the Secretary of State of California, dated not more than thirty (30) days prior to the Closing Date;

         (e) The Bill of Sale, Assignment and Assumption Agreement, duly executed by Seller;

         (f) Certificates of title for any motor vehicles included in the Purchased Assets, endorsed by Seller;

         (g) One or more commitments to issue policies of title insurance on the most recent ALTA form from a reputable title insurance company reasonably satisfactory to Buyer, in amounts reasonable satisfactory to Buyer, insuring Buyer's leasehold interests in the Leased Real Estate to be free and clear of all Liens. Such title insurance commitments (the expense thereof to be borne by Buyer) shall be delivered to Buyer at least fifteen (15) business days prior to the Closing Date. To the extent commercially available, such commitments and policies shall have all standard exceptions (but not survey related exceptions) shown thereon deleted at or prior to the Closing, shall include an ALTA zoning endorsement, shall have coverage extended to the Closing through a gap coverage endorsement or otherwise and shall include an extended coverage endorsement. Buyer shall have five (5) business days after receipt of the commitment (including legible copies of all the documents which are recorded exceptions) to provide written comments of objection to the Seller; otherwise, the commitment will be deemed acceptable. To the extent objections to the commitments are received by the Seller, the Seller shall then have ten (10) business days to correct the objections to the extent they are Material;

         (h)     Seller's Legal Opinion;

         (i)     The Employment Agreement, executed by Terry Wells;

         (j) The Noncompetition Agreements for each of the Shareholders, executed by each Shareholder;

         (k) The Escrow Agreement, executed by Seller, Shareholders and the Escrow Agent;

         (l) The Real Estate Lease (Anaheim Facility), executed by the lessor;

         (m) The Real Estate Lease (Garden Grove Facility), executed by the lessor;

         (n) An estoppel certificate from the lessor under the Real Estate Lease (Orange Facility);

         (o) All required consents to assignments of Assumed Contracts, and assignments of any Licenses and Permits necessary to conduct the Business as heretofore conducted, or the issuance to Buyer of any new license or permit in lieu thereof on comparable terms and conditions, excluding any assignment or issuance of any air quality permits; and

         (p) All other instruments and documents required by this Agreement to be delivered by Seller to Buyer, and such other instruments and documents which Buyer or its counsel may reasonably request not inconsistent with the provisions hereof.

         8.6 Hart-Scott-Rodino Act. All applicable waiting periods and any extensions thereof under the HSR Act shall have expired or otherwise been terminated.

         8.7 No Adverse Change. From the date of this Agreement to the Closing Date, (a) there shall not have occurred and there shall not exist on the Closing Date, any condition or fact which has, or is reasonably expected to have, a Material Adverse Effect, and (b) there shall not have occurred a Material Adverse Change.

         8.8 Consents. Buyer shall have received all necessary permits, licenses, consents, approvals and the like from third parties and governmental Persons necessary for Buyer's conduct of the Business as presently conducted.

         8.9 Employees. Buyer shall have received from at least ninety percent (90%) of the Employees to whom Buyer makes offers of employment Forms I-9 and related proofs of identity and eligibility for employment in conformity with applicable immigration Law.


                                   ARTICLE IX
              CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDERS

         Each and every obligation of Seller and Shareholders under this Agreement to be performed at or before the Closing by Seller and Shareholders shall be subject to the satisfaction, at or before the Closing, of each of the following conditions, unless waived in writing by Seller and Shareholders:

         9.1 Representations and Warranties True. Each and every representation and warranty of Buyer contained in this Agreement, in any Ancillary Agreement to which Buyer is or will become a party and in each certificate or other document delivered or to be delivered by Buyer or its representatives pursuant hereto or in connection with the transactions contemplated hereby, shall be true and accurate in all Material respects as of the date when made and as of the Closing as though such representation and warranty were made by Buyer on the Closing Date.

         9.2 Performance. Buyer shall have performed and complied in all Material respects with each and every covenant and obligation required by this Agreement to be performed or complied with by Buyer at or prior to the Closing.


         9.3 No Proceeding or Litigation. As of the Closing, no suit, action, investigation, inquiry or other proceeding by or before any court or governmental Person requesting or looking toward an order, judgment or decree shall be threatened, instituted or pending against Seller which questions the validity or legality of this Agreement or the transactions contemplated hereby.

         9.4 No Injunction. As of the Closing, there shall not be any effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any condition on the consummation of any of the transactions contemplated hereby.

         9.5 Deliveries At or Prior to Closing. Buyer shall have delivered or caused to be delivered the following to Seller or the

Shareholders, as applicable, at or prior to the Closing, all in form reasonably satisfactory to Seller's counsel:

         (a) Copies of resolutions of Buyer's Board of Directors dated on or before the date of this Agreement authorizing the execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which Buyer is a party, and the consummation by Buyer of the transactions contemplated hereby and thereby, and authorizing Buyer's officers, employees and agents to carry out and perform the terms and provisions hereof and thereof, certified by the corporate secretary or assistant secretary of Buyer;

         (b) A closing certificate of the President or a Vice President of Buyer certifying the fulfillment of the conditions set forth in Sections 9.1 and 9.2;

         (c) Payment by Buyer of the Estimated Cash Purchase Price as provided in Section 4.2 hereof;

         (d) A copy of the Articles of Incorporation of Buyer, as amended to date, certified by the Secretary of State of Massachusetts and dated not more than thirty (30) days prior to the Closing Date;

         (e) A Certificate of Status or Good Standing of Buyer issued by the Secretary of State of Massachusetts, and dated not more than thirty (30) days prior to the Closing Date;

         (f)     Buyer's Legal Opinion;

         (g) The Bill of Sale, Assignment and Assumption Agreement, executed by Buyer;

         (h) The Noncompetition Agreements for each Shareholder, each executed by Buyer;

         (i)     The Employment Agreement, executed by Buyer;

         (j)     The Escrow Agreement, executed by Buyer and Escrow Agent;

         (k) The Real Estate Lease (Anaheim Facility), executed by Buyer, together with the Guaranty referred to therein, executed by Guarantor;

         (l) The Real Estate Lease (Garden Grove Facility), executed by Buyer, together with the Guaranty referred to therein, executed by Guarantor;

         (m)  The certificates of insurance referred to in Section 7.24; and

         (n) All other instruments and documents required by this Agreement to be delivered by Buyer to Seller or Shareholders, and such other instruments and documents which Seller or its counsel may reasonably request not inconsistent with the provisions hereof.

         9.6 Hart-Scott-Rodino Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.


                                   ARTICLE X
                        SURVIVAL OF REPRESENTATIONS AND
                          WARRANTIES; INDEMNIFICATION

         10.1 General. From and after the Closing, the parties shall indemnify each other as provided in this Article X. The party or parties seeking indemnification are sometimes referred to herein as the "Indemnified Party" and the party or parties against which indemnification is sought are sometimes referred to as the "Indemnifying Party." The rights to indemnification hereunder shall be the exclusive monetary remedy available to a party hereto following the Closing with respect to a breach or inaccuracy of a warranty, representation, covenant or agreement of another party hereto contained in this Agreement or in any Ancillary Agreement (excluding the Employment Agreement, the Affiliate Leases, and the Noncompetition Agreements which are not subject to the provisions of this Article X). If the Closing occurs, the covenants set forth in Sections 7.1, 7.3, 7.6, 7.14, 7.15, 7.17,
7.19 and 7.20 shall be deemed discharged and satisfied.

         10.2    Survival.

         (a) Regardless of any investigation by any party to this Agreement, all representations, warranties, covenants and agreements of a party contained in this Agreement, in any Ancillary Agreement to which it is a party or in any certificate or other document delivered in connection with the transactions contemplated hereby or thereby shall survive the Closing Date and shall not terminate except as otherwise provided in Section 10.2(b).

         (b)     Any representation and warranty set forth in Article V or
Article VI (other than those contained in Sections 5.1, 5.2, 5.6, 5.22, 5.28,
6.1 and 6.2 which, subject to Section 10.7, shall survive the Closing Date for the applicable statute of limitations) shall terminate on the first anniversary date of the Closing Date, unless the notice referred to in Section 10.5(a) shall have been given to the Indemnifying Party with respect to any breach or inaccuracy of such representation and warranty on or before such date.

         10.3 Indemnification Covenants of Seller and Shareholders. Seller and Shareholders shall jointly and severally indemnify Buyer for and hold Buyer harmless from and against any and all losses, damages, taxes, costs, expenses, liabilities, obligations and claims of any kind, including without limitation, reasonable attorneys' fees and disbursements, interest or penalties sustained or incurred by Buyer as a result of, arising out of or incidental to:

         (a) any breach or inaccuracy of any representation or warranty made by Seller or any Shareholder to Buyer in this Agreement, in any Ancillary Agreement to which Seller or a Shareholder is a party or in any certificate or other document delivered by Seller or any Shareholder to Buyer in connection with the transactions contemplated hereby or thereby;

         (b) any failure of Seller or any Shareholder to comply with, or any breach or nonfulfillment by Seller or any Shareholder of, any covenant, agreement or obligation of Seller or any Shareholder set forth in this Agreement, any Ancillary Agreement to which Seller or any Shareholder is a party or in any certificate or other document delivered by Seller or any Shareholder to Buyer in connection with the transactions contemplated hereby or thereby;

         (c) except for the Assumed Liabilities, any actual or alleged liability or obligation of Seller (including without limitation any actual or alleged liability or obligation of Seller for debts or other monetary amounts owed to third parties or any actual or alleged liability or obligation of Seller for Taxes except to the extent of Buyer's obligation pursuant to Section
7.21 hereof);

         (d) any Environmental Claim arising out of or relating to any activity of Seller prior to the Closing, (ii) any Environmental Release of any Environmental Hazardous Materials by Seller, or by any other Person on or under any of the Leased Real estate, which has occurred prior to the Closing; or
(iii) Seller's failure to comply with any Environmental Law; and in any such case Buyer's damages shall include without limitation all costs and expenses of response or cleanup incurred by Buyer which result therefrom or relate or are incidental thereto, including, without limitation, all costs of obtaining inspections, samplings, reviews and audits; or

         (e) any suit, action or other proceeding brought by any Person and arising out of or in any way related to any of the matters referred to in
Section 10.3(a), 10.3(b), 10.3(c) or 10.3(d).

         References to Buyer in this Section 10.3 includes its shareholders and other Affiliates, officers, directors, agents and successors.

         10.4 Indemnification Covenants of Buyer. Buyer shall indemnify Seller for and hold Seller harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including without limitation reasonable attorneys' fees and disbursements, sustained or incurred by Seller as a result of, arising out of or incidental to:

         (a) any breach or inaccuracy of any representation or warranty made by Buyer to Seller in this Agreement, in any Ancillary Agreement to which Buyer is a party or in any certificate or other document delivered by Buyer to Seller in connection with the transactions contemplated hereby or thereby;

         (b) any failure of Buyer to comply with, or any breach or nonfulfillment by Buyer of, any covenant, agreement or obligation of Buyer set forth in this Agreement, in any Ancillary Agreement to which Buyer is a party or in any certificate or other document delivered by Buyer to Seller in connection with the transactions contemplated hereby or thereby;

         (c) any failure of Buyer to timely pay, perform or discharge any Assumed Liability; or

         (d) any suit, action or other proceeding brought by any Person and arising out of or in any way related to any of the matters referred to in
Section 10.4(a), 10.4(b) or 10.4(c).

         References to Seller in this Section 10.4 includes its shareholders and other Affiliates, officers, directors, agents and successors.

         10.5    Claims for Indemnification.

         (a) Promptly upon the Indemnified Party obtaining knowledge of any facts causing it to believe that it has a claim for indemnification against the Indemnifying Party hereunder, the Indemnified Party shall give written notice of such claim to the Indemnifying Party. Such written notice shall set forth the nature and (to the extent then known) the amount of the claim. Notwithstanding the foregoing, the Indemnified Party's right of indemnification hereunder shall not be affected by its failure to give or by its delay in giving such notice unless, and then only to the extent that, the rights of the Indemnifying Party are prejudiced as a result of such failure or delay.

         (b) The Indemnified Party shall tender to the Indemnifying Party the defense of any claim, suit, proceeding, action or assessment brought by any third party (hereinafter "Third Party Claim"). The Indemnifying Party shall have the right at its expense to assume the defense thereof using counsel
reasonably acceptable to the Indemnified Party.   The Indemnifying Party shall
elect to assume the defense of any such Third Party Claim by notifying the Indemnified Party within ten (10) business days following notice from the Indemnifying Party. Failure by the Indemnifying Party to assume such defense shall be deemed a waiver by the Indemnifying Party of its right to so defend. If the Indemnifying Party assumes such defense, the obligations of the Indemnifying Party hereunder as to such Third Party Claim shall include taking all steps reasonably necessary in the defense or settlement thereof. Except with the written consent of the Indemnified Party, the Indemnifying Party, in the defense of any such Third Party Claim, shall not consent to the entry of any judgment against or adversely affecting the Indemnified Party (other than a judgment of dismissal on the merits and without costs) or enter into any settlement unless such settlement provides that the Indemnified Party is fully released from all liability by the third party as to such Third Party Claim. The Indemnified Party shall have the right to participate, at its expense, in the defense of any such Third Party Claim.

         (c) If the Indemnifying Party does not assume the defense of any Third Party Claim as provided herein, the Indemnified Party may defend against such Third Party Claim in such manner that the Indemnified Party deems advisable or appropriate and may settle such Third Party Claim or consent to the entry of judgment with respect thereto upon such terms as it deems advisable or appropriate (subject to the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed), and in such event the Indemnifying Party shall promptly reimburse the Indemnified Party for the amount of such settlement or judgment and for any and all amounts recoverable pursuant to Section 10.3 or 10.4, including all damages, costs and expenses sustained or incurred by the Indemnified Party which result from, arise out of or are incidental to the defense or settlement of such Third Party Claim.

         (d) The parties shall cooperate with each other in connection with any Third Party Claim and provide each other with access to relevant personnel, books, records and other information in its possession.

         (e) The parties agree that any indemnification claim by Buyer shall be recoverable first from the amount held by the Escrow Agent pursuant to the Escrow Agreement, to the extent such escrow amount is sufficient therefor, but Buyer's rights to indemnification hereunder shall not be limited to such escrow amount.

         10.6    Limitation on Liability.

         (a) Notwithstanding anything to the contrary contained herein, Buyer shall not be entitled to indemnification pursuant to Section 10.3(a) (and
Section 10.3(e) to the extent it relates to

Section 10.3(a) by reason of an unintentional breach or inaccuracy of a representation or warranty contained in Article V (other than Sections 5.1, 5.2 and 5.6):

                 (i) until the aggregate of the indemnification obligations of Seller and Shareholders to Buyer pursuant to Section 10.3(a) (and Section 10.3(e) to the extent it relates to Section 10.3(a)), determined without regard to this Section 10.6(a)(i), exceeds $750,000 (net of any damages incurred by Buyer as described in Section 11.1(c), in which event Seller and Shareholders shall be liable only for the amount of such indemnification obligations in excess of $750,000 (net of any damages incurred by Buyer as described in Section 11.1(c); and

                 (ii) unless the related indemnification claim is asserted by Buyer in writing within one (1) year following the Closing Date.

         (b) In no event shall Buyer's total recovery from Seller and Shareholders pursuant to Sections 10.3(a) and 10.3(d) (and Section 10.3(e) to the extent it relates to Sections 10.3(a) and 10.3(d)) exceed in the aggregate $7,000,000. Buyer's right to indemnification pursuant to this Article X, including this Section 10.6(b), for any Environmental Claim, Environmental Release of any Environmental Hazardous Materials or Seller's failure to comply with any Environmental Law as described in Section 10.3(d) (collectively, "Environmental Matters") shall constitute Buyer's exclusive monetary remedy with respect to any such Environmental Matter, and shall be in lieu of any other remedy, including without limitation any right to contribution, indemnity or other recovery under common law, Environmental Laws or otherwise; provided, however, that the foregoing limitation on Buyer's right to recovery shall not prevent or be construed to prevent Buyer from joining Seller or Shareholders as third party defendants in any action or proceeding brought by any Person in connection with any Environmental Matter, for the purpose of having the court determine whether Buyer or Seller is responsible for such liability or obligation under relevant Law.

         10.7 Time to Commence Action. Notwithstanding anything to the contrary contained herein, neither party shall be entitled to indemnification for any claim pursuant to Section 10.3(a) or 10.4(a) unless such party has commenced a legal action or proceeding against the other party with respect to such claim within four (4) years following the Closing Date.

         10.8 Certain Exceptions to Joint Liability. Notwithstanding the foregoing, any liability of the parties to the Employment Agreement shall be determined solely under the terms of the Employment Agreement, any liability of the parties to the Affiliate Leases shall be determined solely under the terms of the Affiliate Leases, and any liability of the parties to the Noncompetition

Agreements shall be determined solely under the terms of such Agreement, and in each case shall not be subject to the provisions of this Article X.


                                   ARTICLE XI
                             TERMINATION; REMEDIES

         11.1    Right To Terminate.

         (a)  Anything to the contrary herein notwithstanding, and subject to
Section 11.1(c), this Agreement and the transactions contemplated hereby may be terminated at any time after the Ultimate Closing Date (or if applicable such later date on which the ten (10) business day cure period referred to in
Section 11.1(b) shall have expired), if the Closing has not occurred by such Ultimate Closing Date (or such later date if applicable), time being of the essence:

                 (i)      By the mutual written agreement of the parties;

                 (ii) By Buyer, if any condition set forth in Article VIII has not been satisfied; or

                 (iii) By Seller and Shareholders, if any condition set forth in Article IX has not been satisfied.

         (b) If Buyer desires to terminate this Agreement pursuant to Section 11.1(a)(ii) due to the breach by Seller and/or Shareholders of any of its or their warranties, representations, covenants, agreements or obligations hereunder, or if Seller and Shareholders desire to terminate this Agreement pursuant to Section 11.1(a)(iii) due to the breach by Buyer of any of its warranties, representations, covenants, agreements or obligations hereunder, then such terminating party or parties shall first give written notice to the breaching party or parties and the breaching party or parties shall have ten
(10) business days to cure such breach (time being of the essence).

         (c) If Seller unintentionally fails to disclose one or more matters which were required to be disclosed in the Disclosure Schedule so as to make the representations and warranties in this Article V accurate as of the date of this Agreement, and Seller subsequently discloses such matters to Buyer by amending or supplementing the Disclosure Schedule by written notice given to Buyer as soon as reasonably practicable after such failure is discovered, then:

                 (i) if the damages to Buyer caused by such breach or breaches do not exceed $50,000 in the aggregate, then Buyer shall nonetheless be required to close (provided that the conditions to Buyer's obligation to close set forth in Article VIII are otherwise satisfied), in which case Buyer shall be deemed to have waived such breach or breaches; and

                 (ii) if the damages to Buyer caused by such breach or breaches exceed $50,000 in the aggregate, then Buyer's sole remedy shall be to terminate this Agreement in accordance with this Section 11.1 (and in such event Buyer shall not be entitled to liquidated damages as provided by Section 11.2 by reason of such breach or breaches), or to proceed to close the transactions contemplated by this Agreement in which case Buyer shall be deemed to have waived such breach or breaches; provided, however, that in the event of such termination Seller shall promptly reimburse Buyer for all out-of-pocket costs and expenses, including without limitation attorneys' fees and the HSR Act filing fee, incurred by Buyer in connection with the transactions contemplated by this Agreement, but in no event in excess of $250,000.

         11.2 Rights on Termination. If this Agreement is terminated pursuant to Section 11.1, all liabilities and obligations of the parties under this Agreement shall terminate, except for those liabilities and obligations contained in Section 7.7, Section 11.1(c)(ii), Section 13.3, and this Section 11.2, and except as follows:

         (a) SUBJECT TO SECTION 11.1(c)(ii), IN THE EVENT OF TERMINATION BY BUYER PURSUANT TO SECTION 11.1(a)(ii), DUE TO THE BREACH BY SELLER AND/OR SHAREHOLDERS OF ANY OF ITS WARRANTIES, REPRESENTATIONS, COVENANTS, AGREEMENTS OR OBLIGATIONS HEREUNDER, SELLER SHALL PAY TO BUYER $2,500,000.00 AS LIQUIDATED DAMAGES, AND NOT AS A PENALTY, TOGETHER WITH REASONABLE FEES AND DISBURSEMENTS OF ATTORNEYS INCURRED BY BUYER IN ENFORCING THIS SECTION 11.2(a), AND THE COLLECTION OF SUCH AMOUNT SHALL BE IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH ARE OR MAY BE AVAILABLE TO SELLER AND SHAREHOLDERS AT LAW OR IN EQUITY.

         (b) IN THE EVENT OF TERMINATION BY SELLER AND SHAREHOLDERS PURSUANT TO SECTION 11.1(a)(iii), DUE TO THE BREACH BY BUYER OF ANY OF ITS WARRANTIES, REPRESENTATIONS, COVENANTS, AGREEMENTS OR OBLIGATIONS HEREUNDER, BUYER SHALL PAY TO SELLER $2,500,000.00 AS LIQUIDATED DAMAGES, AND NOT AS A PENALTY, TOGETHER WITH REASONABLE FEES AND DISBURSEMENTS OF ATTORNEYS INCURRED BY SELLER IN ENFORCING THIS SECTION 11.2(b), AND THE COLLECTION OF SUCH AMOUNT SHALL BE IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH ARE OR MAY BE AVAILABLE TO SELLER AND SHAREHOLDERS AT LAW OR IN EQUITY.

    ________    ________    ________     ________     ________    ________
    INITIALS    INITIALS    INITIALS     INITIALS     INITIALS    INITIALS

                                  ARTICLE XII
                                   GUARANTEE

         Guarantor does hereby agree to execute the Guaranty Agreement contemporaneously with the execution of this Agreement.


                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.1 Amendment and Modification. This Agreement, the Disclosure Schedule, and any Exhibit attached hereto may be amended, modified and supplemented prior to the Closing only by written agreement of the parties hereto or as otherwise provided herein.

         13.2 Waiver of Compliance. Any failure of Buyer or Seller to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Seller or Buyer, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.3 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, and except as otherwise provided in this Agreement, all fees and expenses incurred by a party in connection with this Agreement or any Ancillary Agreement shall be borne by such party, including, without limitation, all fees of its counsel, consultants and accountants. Seller shall be liable for and pay all transfer taxes, intangibles taxes and other Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement; provided, however, that Seller and Buyer shall bear equally any sales or use taxes imposed on or with respect to the purchase and sale of the Purchased Assets as provided in Section
7.21 hereof.

         13.4 Risk of Loss. The risk of loss or damage by fire or other casualty to the Purchased Assets shall, until the Closing, be borne by Seller. Seller shall promptly notify Buyer of such loss or damage. In the event of any loss or damage prior to the Closing which in Buyer's reasonable judgment has a Material Adverse Effect, whether or not covered by insurance, Buyer shall have the option, exercisable by written notice within ten (10) days after it receives notice from Seller:

         (a) To terminate this Agreement and not complete the transactions provided for herein, in which case all obligations of each party hereunder shall forthwith terminate with no liability to the other party whatsoever; or

         (b) To complete the transactions provided for herein, in which event all proceeds of any insurance to the extent relating to the Purchased Assets shall be payable to Buyer and all rights and claims of Seller to any such proceeds shall be assigned to Buyer at the Closing.

         13.5 Notices. Each notice, request, demand or other communication by either party to the other party required or permitted by this Agreement (collectively, a "Notice"), shall be in writing and shall be (a) personally delivered, (b) sent by U.S. certified mail, return receipt requested, postage prepaid, (c) by a nationally recognized overnight commercial courier, charges prepaid, or (d) by facsimile transmission (but each such facsimile transmission shall be confirmed by sending a copy thereof to the other party by certified mail or commercial courier as provided herein no later than the following business day), addressed as set forth below or to such other address as such party shall have communicated to the other party in accordance with this Section. Any Notice given in the manner described herein shall be deemed to have been given and received when personally delivered, on the date of sending when sent by facsimile transmission, on the third day following the date of sending when sent by certified mail or on the first day following the date of sending when sent by commercial courier.

         (a)  If to Buyer, to:

                          Wright Line Inc.
                          160 Gold Star Boulevard
                          P.O. Box 2028
                          Worcester, MA  01615-2028
                          Attn:  President
                          Fax:  (508)852-1560


                 with a required copy to:

                          Anthony W. Asmuth III, Esq.
                          Quarles & Brady
                          411 East Wisconsin Avenue
                          Suite 2550
                          Milwaukee, WI  53202-4497
                          Fax:  (414)271-3552

         (b)  If to Seller, to:

                          Everest Electronic Equipment, Inc.
                          c/o Robert L. Wells
                          3500 Ocean Boulevard
                          Corona Del Mar, CA  92625
                          Fax:  (714) 675-7348
                 with a required copy to:

                          Timothy R. Busch, Esq.
                          The Busch Firm
                          2532 Dupont Drive
                          Irvine, CA  92612-1254
                          Fax:  (714)474-7732


         (c)     If to Shareholders, to:

                          Mr. Robert L. Wells
                          3500 Ocean Boulevard
                          Corona Del Mar, CA  92625
                          Fax:  (714) 675-7348

                          Mr. Terry D. Wells
                          639 Virginia Park Drive
                          Laguna Beach, CA  92651

                          Mr. Wallace H. Twedt
                          13151 Hillview Dr. South
                          Chino, CA  91710


                 with a required copy to:

                          Timothy R. Busch, Esq.
                          The Busch Firm
                          2532 Dupont Drive
                          Irvine, CA  92612-1254
                          Fax:  (714)474-7732

         13.6 No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, whether by operation of Law or otherwise; provided, however, that Buyer may assign all of its rights hereunder to a wholly-owned subsidiary or other affiliate of Applied Power Inc., but only if Buyer unconditionally guarantees (in form and substance reasonably satisfactory to Seller's counsel) all of such subsidiary's or affiliate's obligations relating to the transactions contemplated hereby; and further provided, however, that Seller may liquidate and assign to the Shareholders all of its rights in and to this Agreement and the Ancillary Agreements to which it is a party. Seller shall promptly give Buyer written notice of such assignment and liquidation.

         13.7 Governing Law; Submission to Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal Laws of the State of California, without regard to principles of conflict of Laws. Each of the parties hereto (a) submits to the exclusive jurisdiction of the state courts located in the County of Orange, State of California, and the U.S. Federal District Court for the Central District of the State of California with respect to any action or proceeding arising out of or relating to this Agreement or any Ancillary Agreement; (b) agrees that any claims with respect to such action or proceeding may be heard or determined only in any such court; and (c) waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided in Section 13.5 above. Nothing in this Section 13.7 shall, however, affect the right of any party hereto to serve legal process in any other manner permitted by Law.

         13.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.9 Entire Agreement. This Agreement, including the Exhibits hereto, the Disclosure Schedule (which constitutes a part of this Agreement as if set forth in full herein) and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         13.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         13.11 Construction. Whenever in this Agreement the context so suggests, references to the masculine shall be deemed to include the feminine and the neuter, references to the singular shall be deemed to include the plural, and references to "or" shall be deemed to be disjunctive but not necessarily exclusive. No provision of this Agreement or any Ancillary Agreement shall be construed in favor of or against any party hereto by reason of the extent to which such party or its counsel participated in the drafting thereof. References to Sections herein include all subsections which are subsidiary to the Section referred to. The headings and captions of the Sections and Articles of this

Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         13.12 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.

         13.13 Shareholder Trusts. The parties acknowledge (and the Shareholders warrant and represent) that the shareholders of record of Seller consist entirely of the Wallace H. Twedt and Wilma Jean Twedt Living Trust dated May 14, 1991 ("Twedt Trust"), Robert L. Wells and Lynne Rene Wells Living Trust dated April 5, 1991 ("Wells Trust") (collectively the "Trusts") and Terry
D. Wells. Twedt represents that he and his spouse, Wilma Jean Twedt, are the sole grantors and sole current trustees of the Twedt Trust, and that the Twedt Trust is revocable by them and at the Closing will be revocable by them except as otherwise provided by the terms of the Twedt Trust as presently in effect. Roberts Wells represents and warrants that he and his spouse, Lynne Rene Wells, are the sole grantors of, and that Robert Wells is the sole current trustee of, the Wells Trust and that the Wells Trust is revocable and at the Closing will be revocable by them except as otherwise provided by the terms of the Wells Trust as presently in effect. Each of Twedt and Robert Wells covenant and agree that any judgment against him may be satisfied from the assets of the Twedt Trust and Wells Trust, respectively as well as from his individual assets. Contemporaneously with the execution of this Agreement, each of Twedt and Robert Wells are delivering to Buyer a copy of the trust agreement for the Twedt Trust and Wells Trust, respectively, and any amendments thereto, certified by him in his capacity as trustee of such Trust that such trust agreement and any amendments thereto now and at the Closing will constitute the entire trust agreement for such Trust. Twedt and Robert Wells covenant and agree on behalf of the Twedt Trust and Wells Trust, respectively, that such Trust is bound by the provisions of this Section 13.13 and that such Trusts are subject to the provisions of Section 13.7.



                [remainder of this page is intentionally blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

WRIGHT LINE INC.,                               EVEREST ELECTRONIC EQUIPMENT,
 a Massachusetts corporation                    INC., a California corporation

By:  /s/ PHILIP T. BURKART              By:     /s/ WALLACE H. TWEDT
     -----------------------------              --------------------------
         PHILIP T. BURKART                          WALLACE H. TWEDT
Its:  President                         Its: President


                                        By:  /s/ ROBERT L. WELLS
                                             -----------------------------
                                                ROBERT L. WELLS
                                        Its: Secretary

APPLIED POWER INC.,                             /s/ TERRY D. WELLS
a Wisconsin corporation                      -----------------------------
                                                    TERRY D. WELLS

By:      /s/ PHILIP T. BURKART          /s/ WALLACE H. TWEDT
         -------------------------      ----------------------------------
             PHILIP T. BURKART               WALLACE H. TWEDT, individually
Its:  Vice President                         and in his capacity as co-
                                             trustee of the Wallace H.
                                             Twedt and Wilma Jean Twedt
                                             Living Trust dated May 14,
                                             1991

                                        /s/ WILMA JEAN TWEDT
                                        ----------------------------------
                                            WILMA JEAN TWEDT, individually
                                            and in her capacity as co-
                                            trustee of the Wallace H.
                                            Twedt and Wilma Jean Twedt
                                            Living Trust dated May 14,
                                            1991

                                        /s/ ROBERT L. WELLS
                                        ---------------------------------
                                            ROBERT L. WELLS, individually
                                            and in his capacity as sole
                                            trustee of the Robert L. Wells
                                            and Lynne Rene Wells Living
                                            Trust dated April 5, 1991

                                LIST OF EXHIBITS


Exhibit                                    Description
-------                                    -----------
  1.2                             Accrued Expenses

  1.7                             Annual Financial Statements

  1.8                             Assumed Contracts

  1.11                            Bill of Sale, Assignment and
                                  Assumption Agreement

  1.14                            Buyer's Legal Opinion

  1.26                            Employment Agreement

  1.35                            Escrow Agreement

  1.42                            Guaranty Agreement

  1.58-1, 1.58-2 and
  1.58-3                          Noncompetition Agreement

  1.68                            Real Estate Lease (Anaheim
                                  Facility)

  1.69                            Real Estate Lease (Garden Grove
                                  Facility)

  1.70                            Real Estate Lease (Orange Facility)

  1.71                            Recent Financial Statements

  1.73                            Seller's Legal Opinion

  4.1                             Allocation of Purchase Price